Securities and Exchange Commission
                             Washington, D. C. 20549

                                    Form 10-K
Mark One

(X) ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 for the Fiscal Year Ended December 31, 2003 or

( ) TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

                          Commission File No. 33-75758

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
             (Exact name of Registrant as specified in its charter)

                    Texas                                75-2533518
 (State of incorporation or organizations)  (I.R.S. Employer Identification No.)

  Suite 210, LB 59, 8080 North Central Expressway, Dallas, Texas       75206
  (Address of principal executive offices)                           (Zip Code)

        Registrant's telephone number, including area code (214)891-8294

           Securities Registered Pursuant to Section 12(b) of the Act:

                                                    Name of each exchange
      Title of each class                            on which registered
             None                                            None

           Securities Registered Pursuant to Section 12(g) of the Act:

                         Common Stock ($1.00 par value)
                                (Title of Class)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes ( )     No (X)

     Indicate by check mark if disclosure by delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any statement to this Form 10-K. ( )

     Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).

                                 Yes ( )     No (X)

     As of June 15, 2004, there were 4,351,718 of Registrant's Common Stock outstanding. The aggregate market value of the stock held by non-affiliates, based on the closing price of such stock as of June 15, 2004, was $62,671,585.

                                TABLE OF CONTENTS

                                     PART I

Item 1.  Business                                                              4
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Item 2.  Properties                                                           27
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Item 3.  Legal Proceedings                                                    27
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Item 4.  Submission of Matters to a Vote of Security Holders                  27
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                                     PART II
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Item 5.  Market for Registrant's Common Equity and Related Stockholder        28
         Matters
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Item 6.  Selected Financial Data                                              30
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Item 7.  Management's Discussion and Analysis of Financial
              Condition and Results of Operations                             31
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Item 7A. Quantitative and Qualitative Disclosure About Market Risk            34
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Item 8.  Financial Statements and Supplementary Data                          34
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Item 9.  Changes in and Disagreements with Accountants on Accounting and
              Financial Disclosure                                            34
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Item 9A. Controls and Procedures                                              35
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                                    PART III
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Item 10. Directors and Executive Officers of Registrant                       36
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Item 11. Executive Compensation                                               42
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Item 12. Security Ownership of Certain Beneficial Owners                      43
         and Management
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Item 13. Certain Relationships and Related Transactions                       43
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Item 14. Principal Accountant Fees and Services                               44
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                                     PART IV
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Item 15. Exhibits, Financial Statement Schedules and Reports on               46
         Form 8 K
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Index to Financial Statements                                                F-1
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Financial Statements                                                 F-2 TO F-26
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Signatures
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Index of Exhibits
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                                       3

                                     Part I

     Certain of the statements included below, including those regarding future financial performance or results that are not historical facts, contain "forward-looking" information as that term is defined in the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "anticipate," "project," "estimate," and similar expressions are intended to identify forward-looking statements. The Fund cautions readers that any such statements are not guarantees of future performance or events and that such statements involve risks, uncertainties and assumptions, including but not limited to industry conditions, general economic conditions, interest rates, competition, ability of the Fund to successfully manage its growth, and other factors discussed or included by reference in this Annual Report on Form 10-K. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, those actual results and outcomes may differ materially from those indicated in the forward-looking statements.

Item 1. Business.

GENERAL

     Renaissance Capital Growth & Income Fund III, Inc., (the "Fund" or the "Registrant") is a non-diversified, closed-end fund that has elected to be treated as a business development company (a "BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund, a Texas corporation, was organized and commenced operations in 1994.

     The investment objective of the Fund is to provide its shareholders with current income and long-term capital appreciation by investing primarily in privately placed convertible securities and equity securities of emerging growth companies.

     The Fund seeks to provide returns to shareholders through cash dividends of net investment income and through distributions of realized gains or of securities that have appreciated in value. Pursuant to its annual distribution policy, the Fund currently pays to its shareholders a minimum annual distribution of $0.40 per share, payable quarterly. Through December 31, 2003, the Fund has paid a total of $8.91 per share in cash to its shareholders since inception in 1994.

     RENN Capital Group, Inc. ("RENN Group" or the "Investment Adviser"), a Texas corporation, serves as the investment adviser to the Fund. In this capacity, RENN Group is primarily responsible for the selection, evaluation, structure, valuation, and administration of the Fund's investment portfolio. RENN Group is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

     Generally, investments are, and will continue to be, in companies that have their common stock registered for public trading under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or companies that in the opinion of the Investment Adviser have the ability to effect a public offering within three to five years. The Fund generally invests in privately placed preferred stock or debentures of a company the Fund holds in its portfolio ("Portfolio Company"), which securities typically are convertible into or exchangeable for common stock of the Portfolio Company. While such common stock of the Portfolio Company may be publicly traded, the common stock acquired by the Fund is often unregistered. Therefore, such securities are restricted from distribution or sale to the public except in compliance with certain holding periods and exemptions under the Securities Act of 1933, as amended (the "1933 Act"), or after registration pursuant to the 1933 Act. The Fund also purchases shares of small and micro cap issuers in the secondary markets. These shares are freely tradable and have no restrictions on resale.

     From inception through December 31, 2003, the Fund had made investments in fifty-five (55) different Portfolio Companies having an aggregate cost of $80,249,824. The Fund had active investments in thirty (30) Portfolio Companies at December 31, 2003. The Fund does not focus on particular industry segments. Instead, the Fund makes investment decisions using a bottom-up analysis of the potential Portfolio Company, with no predetermined industry bias.

     Under the provisions of the 1940 Act, a BDC generally is required to invest at least 70% or more of its assets in "Eligible Portfolio Investments," defined generally as direct placements to "Eligible Portfolio Companies" and temporary investments in "cash items" pending other investments. The Fund determines whether any prospective investment is in an "Eligible Portfolio Company" at the time the investment is made, and the calculation of the requisite percentage is also made at that time and is based on the most recent valuation of the Fund's assets. Under and pursuant to the provisions of the 1940 Act, a Business Development Company may invest up to 30% of its funds in investments that do not qualify as "Eligible Portfolio Investments." In the event the Fund has less than 70% of its assets in eligible portfolio investments, then it will be prohibited from making non-eligible investments until such time as the percentage of eligible investments again exceeds the 70% threshold.

     Pending investment in securities of eligible Portfolio Companies or other Portfolio Companies, the Registrant's assets are invested in "Short-term Investments" consisting primarily of cash or U.S. Government and agency obligations.

     At December 31, 2003, the Fund's investment assets were classified by amount as follows:

                                                                      Percentage
                Classification                       Value             Of Assets

     Eligible Portfolio Investments               $85,701,112             89.08%
      (including cash and cash equivalents)
     Other Portfolio Investments                   10,500,640             10.92%
                                                  -----------            -------

                                                  $96,201,752            100.00%
                                                  ===========            =======

INVESTMENT OBJECTIVE

     The investment objective of the Fund is to provide its shareholders with current income and long-term capital appreciation by investing primarily in privately placed convertible securities and equity securities of emerging growth public companies. The Fund seeks to provide returns to shareholders through cash dividends of net investment income and through distributions of realized gains.

     The Fund has elected the special income tax treatment available to a regulated investment company ("RIC") under Subchapter M of the Code in order to be relieved of federal income tax on that part of its net investment income and realized capital gains that it pays out to shareholders. If a RIC meets certain diversification and distribution requirements under the Code, it qualifies for pass-through tax treatment. The Fund would be unable to qualify for pass-through tax treatment if it were unable to comply with these requirements. Failure to qualify as a RIC would subject the Fund to federal income tax as if the Fund were an ordinary corporation, which could result in a substantial reduction in both the Fund's net assets and the amount of income available for distribution to shareholders.

GENERAL INVESTMENT POLICIES

     The Fund invests in the securities of emerging growth companies that are generally not available to the public and which typically require substantial financial commitment. An emerging growth company is generally considered to have the following attributes: (1) either a publicly held company with a relatively small market capitalization or a privately held company; (2) an established operating history but of a limited period so as to not have fully developed its market potential for the products or services offered; and (3) a provider of a new or unique product or service that allows the company an opportunity for exceptional growth. Emerging growth companies typically require non-conventional sources of financing because the extent and nature of the market for their products or services is not fully known. Consequently, there is uncertainty as to the rate and extent of growth and also uncertainty as to the capital and human resources required to achieve the goals sought.

     With respect to investments in emerging growth companies, the Fund emphasizes investing in convertible debentures or convertible preferred stock of publicly held companies that the Fund anticipates will be converted into common stock and registered for public sale within three to five years after the private placement. In addition, the Fund will invest in privately placed common stock of publicly traded issuers that are initially restricted from trading. To a lesser extent, the Fund may participate in bridge financings in the form of loans or other preferred securities which are convertible into common stock of the issuer or issued together with equity participation, or both, for companies which the Fund anticipates will complete a stock offering or other financing within one or more years from the date of the investment. The Fund may also make bridge loans, either secured or unsecured, intended to carry the borrower to a private placement or an initial public offering, or to a merger, acquisition, or other strategic transaction.

     Generally, investments in Portfolio Companies will have an initial fixed term of five to seven years, with no amortization of the principal amount for two to three years. Further, privately-placed investments in Portfolio Companies will be individually negotiated, non-registered for public trading, and will be subject to legal and contractual investment restrictions. Accordingly, the Portfolio Investment will generally be considered non-liquid.

     The Fund has no fixed policy concerning the types of businesses or industry groups in which it may invest or as to the amount of funds that it will invest in any one issuer. However, the Fund will generally seek to limit its investment in securities of any single Portfolio Company to approximately 15% of its net assets at the time of the investment.

     In the event the Fund elects to participate as a member of the Portfolio Company's Board of Directors, either through advisory or full membership, the Fund's nominee to the board will generally be selected from among the officers of RENN Group. When, at the discretion of RENN Group, a suitable nominee is not available from among its officers, RENN Group will select, as alternate nominees, outside consultants who have prior experience as an independent outside director of a public company. Presently, officers of the Fund serve as directors of eight of the Fund's portfolio companies. The Fund makes available significant managerial assistance to its portfolio companies through participating in discussions with management and review of various management reports.

     Although  the  Fund  has  no  intent  to  change  its  current   investment
objectives, they may be changed without a vote of the holders of a majority of the Fund's common stock.

REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940

     The 1940 Act was enacted to regulate investment companies. In 1980, the 1940 Act was amended by the adoption of the Small Business Investment Incentive Act. The purpose of the amendment was to remove regulatory burdens on professionally managed investment companies engaged in providing capital to smaller companies. The Small Business Investment Incentive Act established a new type of investment company specifically identified as a Business Development

Company as a way to encourage financial institutions and other major investors to provide a new source of capital for small developing businesses.



BUSINESS DEVELOPMENT COMPANY

     A Business Development Company is a closed-end management investment company that generally makes 70% or more of its investments in "Eligible Portfolio Companies" and "cash items" pending other investment. Under the 1940 Act, only certain companies may qualify as "Eligible Portfolio Companies." To be an "Eligible Portfolio Company," the Company must satisfy the following:

       o it must be organized under the laws of, and has its principal place of business in, any state or states of the United States of America;

       o is neither an investment company as defined in Section 3 (other than a small business investment company which is licensed by the Small Business Administration to operate under the Small Business Investment Act of 1958 and which is a wholly-owned subsidiary of the business development company) nor a company which would be an investment company except for the exclusion from the definition of investment company in Section 3(c); and

       o  satisfies one of the following:


                 > it does not have any class of securities with respect to which a member of a national securities exchange, broker, or dealer may extend or maintain credit to or for a customer pursuant to rules or regulations adopted by the Board of Governors of the Federal Reserve System under Section 7 of the Securities Exchange Act of 1934;

                 > it is controlled by a business development company, either alone or as part of a group acting together, and such business development company in fact exercises a controlling influence over the management or policies of such Eligible Portfolio Company and, as a result of such control, has an affiliated person who is a director of such Eligible Portfolio Company;

                 > it has total assets of not more than $4,000,000, and capital and surplus (shareholders' equity less retained earnings) of not less than $2,000,000, except that the Commission may adjust such amounts by rule, regulation, or order to reflect changes in one or more generally accepted indices or other indicators for small businesses; or

                 > it meets such other criteria as the Commission may, by rule, establish as consistent with the public interest, the protection of investors, and the purposes fairly intended by the policy and provisions of this title.

     Therefore, the Investment Adviser believes that "Eligible Portfolio Companies" are, generally, those companies that, while being publicly held, may not have or do not have a broad based market for their securities, or the securities that they wish to offer are restricted from public trading until registered. Further, while the 1940 Act allows a BDC to "control" a Portfolio Company, it is not the general policy of the Fund to acquire a controlling position in its portfolio companies. The Fund only provides managerial assistance, and in certain circumstances seeks to limit its "control" position by contracting for the right to have a designee of the Fund be elected to the board of directors of the Portfolio Company, or be selected an advisory director. While these are the Fund's general policies, the application of these policies, of necessity, vary with each investment situation.

1940 ACT REQUIREMENTS

     The BDC election exempts the Fund from some provisions of the 1940 Act. However, except for those specific provisions, the Fund will continue to be subject to all provisions of the 1940 Act not exempted, including the following:


  o restrictions on the Fund from changing the nature of business so as to cease to be, or to withdraw its election as, a BDC without the majority vote of the shares outstanding;

  o restrictions against certain transactions between the Fund and affiliated persons;

  o restrictions on issuance of senior securities, such not being prohibited by the 1940 Act but being restricted as a percentage of capital;

  o compliance with accounting rules and conditions as established by the SEC, including annual audits by independent accountants;

  o  compliance with fiduciary obligations imposed under the 1940 Act; and

  o requirement that the shareholders ratify the selection of the Fund's independent public accountants and the approval of the Advisory Agreement or similar contracts and amendments thereto.

CO-INVESTMENTS WITH ADVISOR AFFILIATED FUNDS

     In accordance with the conditions of an exemptive order of the Commission permitting co-investments (the "Co-investment Order"), many of the Fund's acquisitions and dispositions of investments are made in participation with two funds that are advised or managed by RENN Group ("Advisor Affiliated Funds").

     The Co-investment Order provides that the Adviser will review private placement investment opportunities on behalf of the Fund, including investments being considered on behalf of its Advisor Affiliated Funds. If the Adviser determines that any such investment is an eligible co-investment opportunity, the Fund must be offered the opportunity to invest in such investment in an amount recommended by the Adviser. Securities purchased by the Fund in a co-investment transaction with Advisor Affiliated Funds will consist of the same class of securities and will have the same rights, price, terms and conditions. Any such co-investment transaction must be approved by the Fund's Board of Directors, including a majority of its independent directors. The Fund will not make any direct investment in the securities of any issuers in which the Advisor Affiliated Funds, but not the Fund, has previously made a private placement, except for follow-on investments that meet the same requirements. To the extent that the amount of a follow-on investment opportunity is not based on the amount of the Fund's and the Advisor Affiliated Funds' initial investments, the relative amount of investment by the Advisor Affiliated Funds and the Fund will be based on the ratio of the Fund's remaining funds available for investment to the aggregate of the Fund's and the Advisor Affiliated Funds' remaining funds available for investment. The Co-investment Order also provides that the Fund will have the opportunity to dispose of any securities in which the Fund and the Advisor Affiliated Funds have invested at the same price, terms and conditions. The Fund will participate in any such disposition to the extent that a majority of its independent directors believe it is in its best interest. The Fund will bear no more than its own transaction costs.


INVESTMENT ADVISERS ACT OF 1940 AND THE ADVISORY AGREEMENT

     RENN Group is the investment adviser to the Fund pursuant to the Advisory Agreement, as amended (the "Advisory Agreement"). RENN Group is registered as an investment adviser under the Advisers Act and is subject to its filing and other requirements. The Advisers Act also provides restrictions on the activities of registered advisers to protect its clients from manipulative or deceptive practices.

     The Advisory Agreement between them is further subject to the 1940 Act, which requires that the Advisory Agreement, in addition to having to be initially ratified by a majority of the outstanding shares, shall precisely describe all compensation to be paid, shall be approved annually by a majority vote of the Board of Directors, may be terminated without penalty on not more than 60 days notice by a vote of a majority of the outstanding shares, and shall terminate automatically in the event of assignment. The Board of Directors has determined that the Advisory Agreement shall be construed in compliance with the applicable provisions of the Advisers Act and the 1940 Act.

PENDING SEC REGULATORY ISSUES

     In October 2003, the Fund filed with the SEC a registration statement for a proposed rights offering (that registration statement was subsequently withdrawn). In connection with its review of that registration statement, the Staff of the SEC orally informed the Fund's counsel of two significant potential regulatory issues relating to the Investment Advisory Agreement. These issues are that: (1) the formula that has been used to calculate the incentive fee payable by the Fund to the Investment Adviser, and which has been in the Investment Advisory Agreement since 1998, is, in the Staff's view, inconsistent with the requirements of the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and (2) the current Investment Advisory Agreement, which has been in effect since 1998, may, in the Staff's view, not be valid because of (i) the inclusion of the incorrect formula for calculating the incentive fee (which the Staff suggests may invalidate the entire Agreement because Section 215 of the Advisers Act provides that any contract is void if its performance would violate a provision of the Advisers Act), and (ii) the failure to file a preliminary proxy statement with the SEC prior to sending to the Fund's shareholders a final proxy statement seeking shareholder approval for certain amendments to that Agreement.

     The Fund and the Investment Adviser, with the advice of counsel, disagree with the Staff on each of these issues. Nonetheless, the Fund and the Investment Adviser have taken steps to address the issues raised by the Staff, including steps which they believe have largely resolved any financial impact to the Fund. In addition, the independent directors of the Fund have engaged independent counsel to advise them on these matters.

     Incentive Fee Issue. With respect to the formula to calculate incentive fees, the Staff contends that the formula contained in the Investment Advisory Agreement is inconsistent with Section 205(b)(3) of the Advisers Act, which provides that a BDC may charge an incentive fee that does not exceed 20 % of the "realized capital gains upon the [assets] of the [BDC]...computed net of all realized capital losses and unrealized capital depreciation." The formula contained in the Investment Advisory Agreement follows this formulation, but specifies that unrealized capital depreciation is to be computed as "unrealized capital losses" net of "unrealized capital gains." Other than the Staff's oral comments, the Fund and the Investment Adviser are not aware of any prior SEC interpretations, statutes, court cases or other authority suggesting that the Fund's formula is improper.

     The Fund and the Investment Adviser, with the advice of counsel, believe that the formula contained in the Investment Advisory Agreement is consistent with Section 205(b)(3). Nonetheless, the Fund has provided to the Staff a recalculation of the amount of incentive compensation it would have paid since inception, had the formula in the Investment Advisory Agreement been consistent with what the Fund believes to be the Staff's interpretation of Section 205(b)(3). Under that recalculation, the Fund has paid incentive allocations to the Investment Adviser of $149,555.51 more than it believes the Staff interpretation would permit. The Investment Adviser has reimbursed the Fund for this amount, plus interest, for a total reimbursement of $254,244.37. The Staff has not addressed whether it agrees or disagrees with this recalculation. The Fund's board of directors, which for this purpose is comprised only of the independent directors, has unanimously determined to accept this amount as an appropriate recalculation of the incentive fee.

     The Fund also intends to seek shareholder approval to amend the Investment Advisory Agreement to conform the incentive fee formula in that Agreement to the relevant language of the Advisers Act, and the Fund will in the future use the

Staff's interpretation, as the Fund understands that interpretation, for the calculation of the incentive fee.

     Validity of Investment Advisory Agreement. With respect to the validity of the Investment Advisory Agreement, the Staff has informed the Fund and the Investment Adviser that the Agreement may be deemed not valid as a result of the inclusion of the purportedly incorrect incentive fee formula (which the Staff suggests may invalidate the entire Agreement because Section 215 of the Advisers Act provides that any contract is void if its performance would violate a provision of the Advisers Act), and as a result of the failure in 1998 to file with the SEC a preliminary proxy statement in connection with a shareholder vote principally relating to an amendment to the Investment Advisory Agreement. The amendment was intended to reflect more accurately the manner in which the Fund was calculating the fee and to change the period used to calculate that fee from an annual to a quarterly basis in an effort to more clearly account for the liability, and to facilitate more timely distributions to shareholders.

     The Fund, with the advice of counsel, does not believe that either of these purported reasons serves as a basis for invalidating the Investment Advisory Agreement. As discussed above, the Fund believes that the formula in the Investment Advisory Agreement for calculating the incentive fee is consistent with the Advisers Act, and in any case the Investment Adviser has reimbursed the Fund for the amount by which the incentive payments it actually received exceed the amount that would have been paid under what it believes to be the Staff's formula, plus interest. The Fund, with the advice of counsel, also believes that the Investment Advisory Agreement should not be invalidated even if the formula for calculating the incentive fee is inconsistent with the Advisers Act.

     The Fund, with the advice of counsel, also disagrees with the Staff that the failure to file a preliminary proxy statement should result in the Investment Advisory Agreement being deemed invalid, particularly where, as here, a final proxy statement describing the proposed amendment was sent to shareholders, the shareholders and the Fund's independent directors approved the amendments to the Investment Advisory Agreement in 1998, the independent directors have approved the amended Agreement every year since 1998, and the Fund has performed well since 1998. Fund counsel also has advised the Fund that courts have held that, by itself, the failure to file a preliminary proxy statement is a technical violation for which no sanction generally should be applied.

     The Staff has advised the Fund that it believes that, if the Investment Advisory Agreement is not valid, then under the Advisers Act the Investment Adviser is entitled only to the lesser of: (a) the amount it actually received from the Fund under that Agreement, and (b) its actual expenses incurred in performing the services under that Agreement.

     Nonetheless, the Fund and the Investment Adviser, with the advice of counsel, believe that even if the Investment Advisory Agreement were considered to be not valid, under state law and other legal principles the Investment Adviser would be entitled to reasonable compensation for the services it has performed for the Fund. The Fund's board of directors, which for this purpose is comprised only of the independent directors, has determined that, under the circumstances, a reasonable level of compensation is the amount of compensation that was provided for in the Investment Advisory Agreement, less the reimbursement from the Investment Adviser of $254,244.37 to resolve the issue identified by the Staff concerning the appropriate formula for calculating the incentive fee.

     The independent directors' determination was based on, among other things, the shareholders' approval of the Investment Advisory Agreement in 1998; the independent directors' approval of that Agreement in every year since and including 1998; the fact that the Investment Adviser has in fact performed under the Investment Advisory Agreement in the manner expected by the board, and has achieved strong results for Fund shareholders; the technical nature of the issues asserted by the Staff, which do not affect the fundamental nature of the relationship between the Fund and the Investment Adviser; the board's desire to avoid the substantial costs and difficulties of litigating with the Investment Adviser in order to determine a reasonable level of compensation; and the possibility that, if the Investment Adviser was forced to repay a substantial portion of the fees that it had received from the Fund since 1998, the relationship between the Investment Adviser and the Fund might be discontinued, creating a significant issue for the Fund in trying to find an acceptable replacement investment adviser that could successfully manage the existing and future portfolio of the Fund.

     The Fund, with the advice of counsel, believes that:

     1. While the Staff has not definitively advised the Fund as to whether the manner in which the Fund has recalculated the incentive fee is, in the Staff's view, consistent with the Advisers Act, the Fund believes that: (a) the recalculated amount, which the Investment Adviser has paid to the Fund, is consistent with the Advisers Act; and (b) in the event that the SEC or the Staff determine that the recalculated amount is not consistent with the Advisers Act and take action to require the Investment Adviser to make an additional payment to the Fund to resolve the incentive fee issue, the amount of that additional payment ought not to be material to the Fund

     2. The most likely legal actions the SEC could take that would affect the financial condition of the Fund are to seek an order: (a) requiring the Investment Adviser to pay to the Fund the difference between the amount of the incentive fee that actually was paid by the Fund and the maximum amount that the SEC believes should have been paid by the Fund under the Advisers Act, plus interest; and (b) seeking to invalidate the Investment Advisory Agreement and permitting the Investment Adviser to retain the lesser of the amount it actually received under the Investment Advisory Agreement and its actual expenses under the Investment Advisory Agreement; and

     3. For the reasons discussed above: (a) the Fund believes it is unlikely that a court would invalidate the Investment Advisory Agreement under the Advisers Act; and (b) in the event that a court did invalidate the Investment Advisory Agreement under the Advisers Act, the Fund believes that it is probable that the invalidation would not have a material effect on the financial condition or results of operation of the Fund, because the Fund's Board has agreed that the Investment Adviser nonetheless would be entitled to the amount provided for in the Investment Advisory Agreement, less the amount paid to the Fund by the Investment Adviser to resolve the incentive fee issue, as a fair settlement to resolve potential litigation between the Investment Adviser and the Fund seeking to determine the amount that would be owed to the Investment Adviser under State law and equitable principles.

In the absence of definitive authority, there are no absolute assurances that can be given with respect to these issues.


FUND PORTFOLIO INVESTMENTS

     At December 31, 2003, the Fund had active investments in the following companies (each referred to as "Portfolio Company"):

AdStar, Inc. (NASDAQ:ADST)
4553 Glencoe Avenue, Suite 325, Marina del Rey, CA  90292

     AdStar, Inc. is a leading provider of remote advertising technology products and services to the classified advertising industry. The Company transforms publishers' websites into full service classified ad sales channels for their print and on-line classified ad departments.

     In the fourth quarter of 2003, the Fund made a private placement into the Company by investing $350,000 to purchase 269,231 shares of the Company's common stock in a private placement, at a rate of $1.30 per share. The stock is restricted from resale pursuant to Rule 144 of the 33 Act.

     At December 31, 2003, the Fund owned 269,231 shares of common stock in the Company, having a cost basis of $350,000

Bentley Pharmaceuticals, Inc. (AMEX:BNT)
2 Holland Way, Exeter, NH 03833

     Bentley Pharmaceuticals, Inc. is an international pharmaceutical company focused on improving drugs through new drug delivery technologies and commercializing such drugs in the U.S. and other major markets. Bentley also manufactures and markets pharmaceutical products in Spain for the treatment of cardiovascular, gastrointestinal, neurological, infectious and other diseases.

     Throughout 2003, the Fund sold most of its shares of Bentley in the open market. In total, the Fund sold 596,529 shares realizing proceeds of $7,267,183 representing a gain of $6,311,327.

     At December 31, 2003, the Fund owned 63,450 shares of common stock having a cost of $79,313, or $1.25 per share.

Blue Rhino Corporation (NASDAQ:RINO)
104 Cambridge Plaza Drive, Winston-Salem, NC 27104

     Blue Rhino Corporation is a leading national provider of branded cylinder exchange and complimentary propane-fuel products to consumers. Blue Rhino's cylinder exchange is offered at leading home improvement centers, mass merchants, hardware, grocery, and convenience stores, with branded cylinder displays at more than 28,000 retail locations in 49 states plus Puerto Rico.

     In the fourth quarter of 2003, the Fund purchased 40,000 shares of the Company's common stock in the open market for $476,999, a rate of $11.93 per share.

     At December 31, 2003, the Fund owned 40,000 shares common having a cost of $476,999.

Business Process Outsourcing (Private)
11150 Santa Monica Boulevard, Suite 350, Los Angeles, CA  90025

     Business Process Outsourcing is a privately held business process outsourcing firm that specializes in finance and accounting services, other administrative functions, and high volume transaction processing services. The Company's services are designed to empower clients with a competitive advantage by enabling them to focus on their core activities.

     At December 31, 2003, the Fund owned a one-year warrant to purchase 4,587 shares of the Company's common stock at a rate of $4.36 per share.

CaminoSoft Corporation  (OTC:CMSF)
600 North Hampshire Road, Suite 105, West Lake Village, CA  91361

     CaminoSoft  Corporation  creates  intelligent  data storage and  management
infrastructures  by  facilitating  data  storage,  retrieval,   protection,  and
performance measurement and management.

     In the fourth quarter of 2003, the Fund invested $400,000 into the Company in a private placement, and received 1,081,081 shares of the Company's common stock, a rate of $0.37 per share.

     At December 31, 2003, the Fund owned 3,539,414 shares of common stock in the Company, having a basis of $5,275,000. Additionally, the Fund owned warrants to purchase 1,581,080 shares common at exercise prices ranging from $0.74 per share to $1.11 per share, with varying terms dates, and options to purchase 53,300 shares common with a strike price of $3.63 per share.

Capital Senior Living Corporation (NYSE:CSU)
14160 Dallas Parkway, Suite 300, Dallas, TX  75254

     Capital Senior Living Corporation develops and operates senior living communities in the United States. The Company provides services such as independent living, assisted living, skilled nursing, and home care services to the elderly at its communities.

     In the first quarter of 2003, the Fund purchased an additional 12,600 shares of common stock in the open market.

     At December 31, 2003, the Fund owned 57,100 shares of the Company's common stock having a cost basis of $146,335, or $2.56 per share.

CNE Group, Inc.  (AMEX:CNE)
200 West 57th Street, Suite 507, New York, NY  10019

     CNE Group, Inc., through its subsidiaries, is a provider of solar-powered wireless communication solutions for the intelligent traffic systems market.

     During the third quarter of 2003, the Company exchanged its outstanding debentures for 125,000 shares of the Company's common stock.

     At December 31, 2003, the Fund owned 125,000 shares of the Company's common stock with a basis of $250,000 or $2.00 per share and warrants to purchase 62,500 shares of the Company's common stock with an exercise price of $6.00 per share.

Dave & Busters, Inc. (NYSE:DAB)
2481 Manana Drive, Dallas, TX  75220

     Dave & Busters, Inc. owns and operates concept restaurants through 30 US locations. The Company also has international license agreements for the Pacific Rim, Canada, the Middle East, Mexico, and South Korea.

     At December 31, 2003, the Fund owned 100,000 shares of the Company's common stock having a cost basis of $653,259.

Dexterity Surgical, Inc.  (OTC:DEXT)
12961 Park Central, Suite 1300, San Antonio, TX  78216

     Dexterity Surgical, Inc. is engaged in the development, manufacture, and distribution of instruments, equipment and surgical supplies used in minimally invasive surgery.

     In the third quarter of 2003, the Fund sold 500 shares of Series A Preferred Stock, 500 shares of Series B Preferred Stock, and 260,000 shares of the Company's common stock for a total of $0.50, representing a loss of $1,635,000. In the fourth quarter of 2003, the Fund took an additional reserve on the debentures, reducing their value from $1,066,282 to $375,000.

     At December 31, 2003, the Fund owned $1,316,282 of the Company's 9% Convertible Debentures.

EDT Learning, Inc.  (AMEX:EDT)
2999 North 44th Street, Suite 650, Phoenix, AZ  85018

     EDT  Learning,  Inc.  is  a  leading  provider  of  custom,   comprehensive
e-Learning   business   solutions  for  corporate   clients   seeking  to  train
non-technical users.

     At December 31, 2003, the Fund owned a total of 48,266 shares of common stock having a basis of $27,033. In addition, the Fund owned a $500,000 12% Convertible Subordinated Note Convertible into EDT common at a rate of $1.00 per share and three-year warrants to purchase 500,000 shares of the Company's common stock at an exercise price of $3.00.

     Subsequent to December 31, 2003, the Company changed its name to iLinc Communications, Inc. It remains traded on the American Stock Exchange under the new symbol of "ILC".

eOriginal, Inc.  (Private)
351 West Camden Street, Suite 800, Baltimore, MD  21201

     eOriginal, Inc. has a patented process for creating, executing, storing and retrieving legal documents in a electronic format.

     In the first quarter of 2003, eOriginal, Inc., went through a tax-free reorganization (the "reorganization") in which all the assets of eOriginal, Inc., were transferred to eOriginal Holdings, Inc. (the "Company"). As a result of the reorganization, the Fund exchanged all of its positions in eOriginal, Inc., for the following securities of the Company: 10,680 of Series A Convertible Preferred Stock; 25,646 of Series B Convertible Preferred Stock; 28,929 shares of Series C Convertible Preferred Stock; and 2,302 Warrants to purchase shares of common stock of the Company. Each series of Preferred of the Company is convertible one for one into common stock of eOriginal Holdings, and the Warrants have an exercise price of $0.01 per share. The implied value of the Company for purposes of the reorganization is $72.13 per share, giving the Company an enterprise value of $64.9 million. As a result of the reorganization, the Fund's cost basis of its entire investment in the Company was increased from $5,139,713 to $6,012,435 due to the capitalization of accrued interest and dividends.

     During the third and fourth quarters of 2003, the Fund made follow-on investments in eOriginal by purchasing 22,319 shares of the Company's Series C Convertible Preferred Stock for $360,000. In addition to these shares, at December 31, 2003, the Fund owned 10,680 shares Series A Convertible Preferred stock having a cost basis of $4,692,207; 25,646 shares Series B Convertible Preferred Stock with a cost basis of $620,329; 28,929 shares Series C Convertible Preferred Stock with a cost basis of $699,734; and 2,302 warrants to purchase shares of common stock of the Company having a cost basis of $165. Each series of Preferred of the Company is convertible one for one into common stock of eOriginal Holdings, and the warrants have an exercise price of $0.01 per share.

Flamel Technologies, S.A. (Nasdaq:FLML)
33 Avenue du Docteur Georges, Venissieux, France

     Flamel Technologies, S.A. is a biopharmaceutical company principally engaged in the development of two unique polymer-based delivery technologies for medical applications. Flamel's Medusa(R) technology is designed to deliver therapeutic proteins. Micropump(R) is a controlled release and taste-masking technology for the oral administration of small molecule drugs.

     In the first two quarters of 2003, the Fund purchased 100,000 shares of the Company's common stock in the open market for $832,267, a cost of $8.32 per share. In the fourth quarter of 2003, the Fund sold 50,000 shares in the open market for $1,446,628, representing a gain of $974,504.

     At December 31, 2003, the Fund owned 50,000 shares of FLML common stock having a basis of $360,143, or $7.20 per share.

Fortune Natural Resources Corporation (OTC:FPXA)
515 West Greens Road, Suite 720, Houston, TX  77067

     Fortune Natural Resources Corporation is an independent public oil and gas company whose primary focus is exploration and development of domestic oil and gas properties located primarily in onshore and offshore areas of Louisiana and Texas.

     At December 31, 2003, the Fund owned 1,262,394 shares of the Company's common stock, and warrants to purchase 36,000 shares of the Company's common stock at $0.25 on or before May 19, 2005.

Franklin Covey Co. (NYSE:FC)
2200 West Parkway Blvd., Salt Lake City, UT 84119

     Franklin  Covey  Co.  is  a  global  leader  in   effectiveness   training,
productivity tools, and assessment services for organizations and individuals.

     During 2003, the Fund purchased a total of 207,876 shares of the Company's common stock in the open market for $293,251 or $1.41 per share. This is a new investment for the Fund.

Gasco Energy, Inc. (OTC:GASE)
14 Iverness Drive East, Suite H-236, Englewood, CO  80112

     Gasco Energy, Inc. is an oil and gas company whose focus is exploration and development of domestic natural gas properties located in the Rocky Mountain regions of Utah and Wyoming.

     Throughout 2003, the Fund purchased 750,000 shares of the Company's common stock in the open market for $639,105, a cost of $0.86 per share. In the fourth quarter of 2003, the Fund participated in a private placement in which $625,000 was invested into 8% Secured Debentures convertible at $0.60 per share and having a 5 year term.

     At December 31, 2003, the Fund owned 1,000,000 shares common having a cost of $889,105, and $625,000 of Debentures convertible into 1,041,667 shares.

Global Axcess Corporation (OTCBB:GLXS)
14 Iverness Drive East, Suite H-236, Englewood, CO 80112

     Global Axcess Corporation provides turnkey ATM management solutions that include cash, project and account management services. The Company currently owns and operates over 1,600 ATM's in its national network spanning 39 states, and provides proprietary ATM branding and processing for 35 financial institutions with over 360 branded sites nationwide. Additionally, the Company provides traditional transaction processing to its customers.

     In the fourth quarter of 2003, the Fund made a private placement into the Company by investing $350,000 to purchase 1,400,000 shares of the Company's common stock, a rate of $0.25 per share. Additionally, as consideration for the Fund's investment, the Company issued 700,000 warrants to purchase GLXS common stock to the Fund at a rate of $0.35 per share.

     At December 31, 2003, the Fund owned 1,400,000 shares of common stock having a cost basis of $350,000, and 700,000 warrants to purchase common stock at $0.35 per share.

I-Flow Corporation (Nasdaq:IFLO)
20202 Windrow Drive, Lake Forest, CA  92630

     I-Flow Corporation designs, develops, and markets technically advanced drug delivery systems that provide life enhancing, cost-effective solutions for pain management and infusion therapy. The Company's products are used primarily in the home, hospital, and physician office.

     In the fourth quarter of 2003, the Fund sold 50,000 shares of common stock in the open market for $650,500, representing a gain of $513,505.

     At December 31, 2003, the Fund owned 50,000 shares of common stock with a cost basis of $117,043, or $2.34 per share.

Inet Technologies (Nasdaq:INTI)
1500 North Greenville Avenue, Richardson, TX 75081

     Inet Technologies is a global provider of communications software solutions that enable carriers to more effectively design, deploy, diagnose, monitor, and manage communications networks that carry signaling information used to control and deliver communications sessions and services. The solutions also address certain fundamental business needs of communications carriers, such as improved billing, targeted sales and marketing, fraud prevention, and enhanced routing.

     In the first quarter of 2003, the Fund purchased an additional 21,600 shares of the Company's common stock in the open market bringing the total investment to 96,600 shares of the Company's common stock having a cost basis of $530,338, or $5.49 per share. In the fourth quarter of 2003, the Fund sold 50,000 shares in the open market for $648,461, representing a gain of $355,398.

     At December 31, 2003, the Fund owned 46,600 shares of the Company's common stock having a cost basis of $237,275, or $5.09 per share.

Integrated Security Systems, Inc. (OTC:IZZI)
8200 Springwood Drive, Suite 230, Irving, TX  75063

     Integrated Security Systems, Inc. is a holding company which designs, develops, manufactures, sells and services commercial security and traffic control devices. In addition, the Company sells fully integrated turnkey security systems that control and monitor access to governmental, commercial and industrial sites.

     In the first quarter of 2003, the Fund received common stock of the Company as payment in kind for interest on 8% Promissory Notes owned by the Fund as well as dividends on Series D Preferred Stock owned by the Fund. In total, the Fund received 89,920 shares of IZZI having an imputed cost of $18,859, a rate of $0.21 per share, as payment in kind for interest on the notes and dividends on the Series D Preferred.

     In the second quarter of 2003, the Fund received common stock of the Company as payment in kind for interest on 8% Promissory Notes owned by the Fund. In total, the Fund received 13,297 shares of IZZI having an imputed cost of $1,994, a rate of $0.15 per share, as payment in kind for interest on the notes. Also during the second quarter of 2003, the Fund purchased two $100,000, 8% promissory notes due July 1, 2004, and as additional consideration for the loans received five-year warrants to purchase a total of 1,000,000 shares of the Company's common stock at $0.20. In conjunction with these purchases, the Fund agreed to extend the due date of the previously existing promissory notes to July 1, 2004.

     In the third quarter of 2003, the Fund received common stock of the Company as payment in kind for interest on 8% Promissory Notes owned by the Fund. In total, the Fund received 74,844 shares of IZZI having an imputed cost of $10,466, a rate of $0.14 per share, as payment in kind for interest on the notes. The Fund also received 2,438,445 shares of common stock of the Company as payment in kind for dividends on the Series F and G preferred stock, an imputed cost of $487,689, a rate of $0.20 per share. In addition, the Fund converted its Series F and G preferred stock into 21,049,750 shares of the Company's common stock, an imputed cost of $4,209,940, a rate of $0.20 per share.

     In the fourth quarter of 2003, the Fund advanced $200,000 to the Company in exchange for a 7% Secured Promissory Note of the Company due in 120 days.

     At December 31, 2003, the Fund owned $200,000 in 7% Promissory Notes, $525,000 in 8% Secured Promissory Notes, 24,164,301 shares of common having a cost of $4,973,166, Series D Preferred Stock having a cost of $150,000 and convertible at $0.80 per share, options to purchase 41,034 shares common with an average strike price of $0.35 per share, 2,625,000 warrants to purchase common stock at $0.20 per share, and 739,299 warrants to purchase common stock at exercise prices ranging from $0.55 per share to $1.00 per share.


Interpool, Inc. (NYSE:IPX)
211 College Road, East, Princeton, NJ  08540

     Interpool, Inc. is one of the world's leading suppliers of equipment and services to the transportation industry. It is the largest lessor of intermodal container chassis and a world-leading lessor of cargo containers used in international trade. Interpool operates from more than 240 locations throughout the world.

     At December 31, 2003, the Fund owned $375,000 9.25% Convertible Redeemable, Subordinated Debentures. The Debentures are convertible at $25 per share and mature December 27, 2022.

Inyx, Inc. (OTCBB:IYXI)
801 Brickell, 9th Floor, Miami, FL  33131

     Inyx, Inc. is a developer and manufacturer of specialized drug delivery pharmaceutical products.

     In the fourth quarter of 2003, the Fund made a private placement in the Company by investing $300,000 to purchase 300,000 shares of the Company's common stock, a rate of $1.00 per share. In addition, the Fund received 150,000 warrants to purchase IYXI common stock, of which half the warrant coverage is exercisable at $1.00 per share, with the other half being exercisable at $1.35 per share.

     At December 31, 2003, the Fund owned 300,000 shares of the Company's common stock having a cost basis of $300,000, and owned 150,000 warrants to purchase common stock, with half being exercisable at $1.00 per share, and half being exercisable at $1.35 per share.

Laserscope (Nasdaq:LSCP)
3070 Orchard Drive, San Jose, CA  95134

     Laserscope designs, manufactures, sells, and services on a worldwide basis an advanced line of medical laser systems and related energy delivery devices for the office, outpatient surgical center, and hospital markets.

     In 2003, the Fund converted $1,500,000 of its convertible debentures into 1,200,000 shares of the Company's common stock, at a rate of $1.25 per share.

     At December 31, 2003, the Fund owned 1,200,000 shares of common stock having a cost basis of $1,500,000, and options to purchase 30,000 shares at $4.19 per share, which were received by assignment from Robert Pearson, who earned the options as a member of the Company's Board of Directors.

Medical Action Industries, Inc. (Nasdaq:MDCI)
800 Prime Place, Hauppauge, NY  11788

     Medical  Action  Industries,  Inc.  develops,  manufactures,   markets  and
distributes a variety of disposable surgical related products.

     In 2003, the Fund made a new investment into the common stock of Medical Action Industries, Inc., by purchasing 25,000 shares in the open market for $292,329, at a rate of $11.69 per share.

     At December 31, 2003, the Fund owned a total of 25,000 shares of MDCI common stock having a cost basis of $292,329, or $11.69 per share.

Poore Brothers, Inc.  (Nasdaq:SNAK)
3500 South La Cometa Drive, Goodyear, AZ  85338

     With facilities in Indiana and Arizona, Poore Brothers, Inc. is a marketer and manufacturer of "Intensely Different"(TM)salted snack foods under a variety of owned or licensed brands, including T.G.I. Friday's(TM), Poore Brothers(R), Bob's Texas Style(R), Boulder Potato Company(TM), and Tato Skins(R).

     During the third quarter of 2003, the Fund sold 330,000 shares of the Company's common stock realizing proceeds of $1,392,534, representing a gain of $1,062,534.

     At December 31, 2003, the Fund owned 1,686,357 shares of common stock having a cost basis of $1,748,170, and options on 20,210 shares of common stock exercisable at prices ranging from $1.31 per share to $3.60 per share. The options were obtained by assignment from Robert Pearson, who earned the options as a member of the Company's Board of Directors.

Precis, Inc. (Nasdaq:PCIS)
2040 North Highway 360, Grand Prairie, TX  75050

     Precis, Inc. is a national membership marketing company that provides membership programs to a variety of industries including: healthcare, retail, banking, consumer finance and member based associations. Its leading program, Care Entree(R), is marketed as a membership based healthcare savings program designed to significantly reduce out-of-pocket medical expenses at affordable rates to the consumer while helping the medical community receive accelerated payment for their services.

     At December 31, 2003, the Fund owned a total of 200,700 shares of the Company's common stock having a cost basis of $1,372,416 or $6.84 per share.

Simtek Corporation (OTC:SRAM)
4250 Buckingham Drive, Suite 100, Colorado Springs, CO  80907

     Simtek Corporation is a fabless semiconductor company, supplying innovative products to a worldwide marketplace. The Company has design and manufacturing expertise in a variety of technologies, including high performance non-volatile memory, application specific integrated circuits, and data communications.

     In the second quarter of 2003, the Fund acquired options to purchase 5,288 shares of the Company's common stock at $0.165 per share. These options were obtained by assignment from Robert Pearson, who earned the options as a member of the Company's Board of Directors. In the fourth quarter of 2003, the Fund invested $500,000 in a private placement by the Company in exchange for 550,661 shares common stock, at a rate of $0.91 per share and also received, warrants to purchase 125,000 shares at $1.25 per share over a 5 year term and warrants to purchase 125,000 shares at $.50 per share over a 5 year term.

     At December 31, 2003, the Fund owned $1,000,000 in 7.5% convertible debentures having a conversion rate of $0.31 per share, 1,550,661 shares common having a basis of $695,000, warrants to purchase 250,000 shares, half of which are convertible at $1.25 per share and half at $1.50 per share, and options to purchase 5,288 shares at $0.17 per share.

Stonepath Group, Inc.  (AMEX:STG)
1600 Market Street, Philadelphia, PA  19103

     Stonepath Group, Inc. is a non-asset based provider of third-party logistics services, offering a full range of time-definite transportation and distribution solutions. The Company manages and arranges the domestic movement of raw materials, supplies, components and finished goods, and also provides a broad range of value-added supply chain management services.

     In the first quarter of 2003, the Fund made a new investment by purchasing 200,000 shares of the Company's common stock in a private placement at a rate of $1.35 per share for a total investment of $270,000. In the fourth quarter of 2003, the Fund made a follow-on investment by purchasing 75,000 shares of the Company's common stock in a private placement at $2.20 per share. In addition, the Fund received 6,240 shares common stock having a cost basis of $13,500 as consideration for the Company's failure to timely file a registration statement concerning Fund shares.

     At December 31, 2003, the Fund owned 281,240 shares of Stonepath common stock having a cost basis of $448,500, or $1.59 per share.

ThermoView Industries, Inc.  (AMEX:THV)
5611 Fern Valley Road, Louisville, KY  40228

     ThermoView Industries, Inc. is a national company that designs, manufactures, markets, and installs high-quality replacement windows and doors as part of a full-service array of home improvements for residential homeowners.

     During the quarter ended December 31, 2003, the Fund purchased an additional 100,000 shares of the Company's common stock in the open market for $65,228 or $0.65 per share.

     At December 31, 2003, the Fund owned a total of 234,951 shares of ThermoView common stock having a cost basis of $563,060 or $2.40 per share.

US Home Systems (Nasdaq:USHS)
750 State Highway 121 Bypass, Suite 170, Lewisville, TX  75067

     US Home Systems is engaged in the manufacture, design, sale, and installation of quality specialty home improvement products with specific emphasis on kitchen and bath improvements, and also provides consumer financing services to the home improvement and remodeling industry. The Company's home improvement product lines include replacement kitchen cabinetry, kitchen cabinet refacing and counter top products utilized in kitchen remodeling, bathroom refacing and related products utilized in bathroom remodeling, and replacement windows. The Company provides through its wholly owned subsidiary, First Consumer Credit, Inc., consumer financing to the home improvement and remodeling industry.

     At December 31, 2003, the Fund owned 110,000 shares of the Company's common stock having a cost basis of $535,587 or $4.87 per share.

Vaso Active Pharmaceuticals, Inc. (NASDAQ:VAPH)
99 Rosewood Drive, Suite 260, Danvers, MA 01923

     Vaso Active Pharmaceuticals, Inc. holds the exclusive, worldwide license to commercialize, sell and distribute over-the-counter pharmaceutical products incorporating the patented trans dermal drug delivery technology of its parent company, BioChemics, Inc.

     In the fourth quarter of 2003, the Fund made a private placement into the Company by investing $250,000 to purchase 50,000 shares of the Company's common stock.

     At December 31, 2003, the Fund owned 50,000 shares of the Company's common stock having a cost basis of $250,000.

VALUATION OF INVESTMENTS

     On a quarterly basis, RENN Group prepares a valuation of the assets of the Fund, subject to the approval of the Board of Directors. The valuation principles are described below.

     Generally, the guiding principle for valuation is application of objective standards. The objective standards for determining market prices and applying valuation methodologies govern in all situations, except where a debt issuer is in default.

     Generally,  the fair  value of debt  securities  and  preferred  securities convertible into common stock is the sum of (a) the value of such securities without regard to the conversion feature, and (b) the value, if any, of the conversion feature. The fair value of debt securities without regard to conversion features is determined on the basis of the terms of the debt security, the interest yield and the financial condition of the issuer. The fair value of preferred securities without regard to conversion features is determined on the basis of the terms of the preferred security, its dividend, and its liquidation and redemption rights and absent special circumstances will typically be equal to the lower of cost or 120% of the value of the underlying common stock. The fair value of the conversion features of a security, if any, are based on fair values as of the relevant date less an allowance, as appropriate, for costs of registration, if any, and selling expenses.

     Portfolio investments for which market quotations are readily available and which are freely transferable are valued as follows: (i) securities traded on a securities exchange or the Nasdaq or in the over-the-counter market are valued at the closing price on, or the last trading day prior to, the date of valuation and (ii) securities traded in the over-the-counter market that do not have a closing price on, or the last trading day prior to, the date of valuation are valued at the average of the closing bid and ask price for the last trading day on, or prior to, the date of valuation. Securities for which market quotations are readily available but are restricted from free trading in the public securities markets (such as Rule 144 stock) are valued by discounting the value for the last trading day on, or prior to, the date of valuation to reflect the liquidity caused by such restriction, but taking into consideration the existence, or lack thereof, of any contractual right to have the securities registered and freed from such trading restrictions.

     Because there is no independent and objective pricing authority (i.e. a public market) for investments in privately held entities, the latest sale of equity securities governs the value of the enterprise. This valuation method causes the Fund's initial investment in the private entity to be valued at cost. Thereafter, new issuances of equity or equity-linked securities by a Portfolio Company will be used to determine enterprise value as they will provide the most objective and independent basis for determining the worth of the issuer.

     Where a Portfolio Company is in default on a debt instrument held by the Fund, and no market exists for that instrument, the fair value for the investment is determined on the basis of appraisal procedures established in good faith by the Investment Adviser. This type of fair value determination is based upon numerous factors such as the Portfolio Company's earnings and net worth, market prices for comparative investments (similar securities in the market place), the terms of the Fund's investment, and a detailed assessment of the Portfolio Company's future financial prospects. In the event of unsuccessful operations by a Portfolio Company, the appraisal may be based upon an estimated net realizable value when that investment is liquidated.

COMPETITION FOR INVESTMENTS

     The Fund has significant competition for investment proposals. Competitive sources for growth capital for the industry include insurance companies, banks, equipment leasing firms, investment bankers, venture capital and private equity funds, money managers, hedge funds, and private investors. Many of these sources have substantially greater financial resources than is contemplated will be available to the Fund. Therefore, the Fund will have to compete for investment opportunities based on its ability to respond to the needs of the prospective company and its willingness to provide management assistance. In some instances, the Fund's requirements as to provision of management assistance will cause it to be non-competitive.

PERSONNEL

     The Fund has no direct employees, but instead has contracted RENN Group pursuant to the Advisory Agreement to provide all management and operating activities. RENN Group currently has nine employees who are engaged in performing the duties and functions required by the Fund. At the present time, a substantial portion of RENN Group's staff time is devoted to activities of the Fund. However, because of the diversity of skills required, the Fund cannot afford to employ all these persons solely for its own needs, and therefore, these employees are not engaged solely in activities of the Fund.

     No accurate data or estimate is available as to the percentage of time, individually or as a group, that will be devoted to the affairs of the Fund. The officers and employees have and will devote such time as is required, in their sole discretion, for the conduct of business, including the provision of management services to Portfolio Companies.

     RENN Group currently serves as the Investment Manager to Renaissance US Growth Investment Trust PLC ("RUSGIT"). RUSGIT is a public limited company registered in the United Kingdom and listed on the London Stock Exchange. RUSGIT invests in privately placed convertible securities issued by companies similar to the investments of the Fund. RUSGIT invest pari-passu with the Fund on all relevant terms, except that amounts invested may differ.

     RENN Group also serves as the Investment Adviser to BFS US Special Opportunities Trust PLC ("BFSUS") and is specifically responsible for managing the Growth Portfolio for BFSUS ("BFS Growth"). BFSUS is a public limited company registered in the United Kingdom and listed on the London Stock Exchange. BFS Growth invests in publicly traded equities, fixed-income and convertible securities of publicly traded issuers, and also invests in privately placed convertible instruments issued by companies similar to the investments of the Fund. For privately placed investments, BFS Growth invests on a pari-passu basis with the Fund as to all relevant terms of the investment, except that amounts invested may differ.

CODE OF ETHICS

     The Fund and RENN Group have adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act applicable to all of their respective officers and employees. The Code of Ethics is on public file with, and is available from, the Securities and Exchange Commission's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at (202)-942-8090, and this Code of Ethics is available on the EDGAR database as an exhibit to the Fund's Form 10-Q for the quarter ended June 30, 2002, which is found on the Commission internet site at http://www.sec.gov. A copy of this Code of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address:
publicinfo@sec.gov, or by writing the Commission's Public Reference Section, Washington, D.C. 20549-0102.

Item 2.  Properties

     The Fund's business activities are conducted from the offices of RENN Group, which offices are currently leased until July 31, 2004 in a multi-story general office building in Dallas, Texas. The use of such office facilities, including office furniture, phone services, computer equipment, and files are provided by RENN Group at its expense pursuant to the Advisory Agreement.

Item 3.  Legal Proceedings

     There are no legal proceedings currently pending against the Fund.

Item 4.  Submission of Matters to a Vote of Security Holders

     None.

                                     Part II

Item 5.  Market for Registrant's Common Equity and Related Stockholder Matters

TRADING

     The Fund's common stock is traded on the Nasdaq National Market System ("NMS") under the trading symbol RENN and reported on Bloomberg. As discussed in the section entitled "Pending SEC Regulatory Issues", it is possible that the Fund's common stock will lose its NMS listing as a result of the Fund's inability to obtain an audit opinion on its financial statements for the fiscal year ended December 31, 2004.

     The following table sets forth, for the periods indicated, the high and low closing sale prices for the Common Stock as reported on Bloomberg.

                                               High            Low
Year ended December 31, 2003
       First quarter                          $ 8.36          $ 6.75
       Second quarter                         $ 9.35          $ 6.80
       Third quarter                          $12.02          $ 9.15
       Fourth quarter                         $13.70          $11.51

Year ended December 31, 2002
       First quarter                          $10.93          $10.25
       Second quarter                         $11.95          $ 9.96
       Third quarter                          $10.00          $ 8.94
       Fourth quarter                         $ 8.59          $ 6.75

NUMBER OF HOLDERS

     As of December 31, 2003, there were approximately 847 record holders of common stock. This total does not include shareholders with shares held under beneficial ownership in nominee name or within clearinghouse positions of brokerage firms or banks.

DIVIDENDS AND DIVIDEND REINVESTMENT PLAN

     DIVIDENDS. The Fund seeks to provide returns to shareholders through cash dividends of net investment income and through distributions of realized gains. On November 5, 2002, the Fund announced a minimum annual distribution policy of $0.40 per share, with an initial quarterly cash distribution of $0.10 per share that was paid December 12, 2002. The intent of the Policy is for the Fund to make distributions of $0.10 per share in each of the first three quarters of the year with a final distribution in the fourth quarter equal to $0.10 per share or a greater amount sufficient to satisfy the distribution requirements of the Subchapter M of the Internal Revenue Code. The Policy is subject to quarterly review and approval by the Fund's Board of Directors. According to the Policy, the distributions could be paid from interest or dividend income, capital gains, or a return of capital in the event there is insufficient income or capital gains to satisfy the Policy.

     The Fund has paid a total of $8.91 per share in cash to its shareholders since inception in 1994. There is no assurance that the Fund will continue to make the distributions or cash payments described herein. Because the Fund may not earn the same return of capital in the future, the Fund may not continue to make distributions and cash payments as described herein.

     DIVIDEND REINVESTMENT PLAN. Pursuant to the Dividend Reinvestment Plan (the "Reinvestment Plan") any shareholders whose shares are registered in their own names will be deemed to have elected to have all dividends and distributions automatically reinvested in Fund shares pursuant to the Reinvestment Plan (each, a "Participant") unless and except for each such shareholder who individually elects to receive such on a current basis in lieu of reinvestment. In the case of shareholders such as banks, brokers or nominees that hold shares for others who are beneficial owners ("Nominee Shareholders"), the Plan Agent, American Stock Transfer & Trust Co. (the "Plan Agent") will administer the Reinvestment Plan on the basis of the number of shares certified by such Nominee Shareholders as registered for shareholders that have not elected to receive dividends and distributions in cash.

     Investors that own shares registered in the name of a Nominee Shareholder should consult with such nominee as to participation or withdrawal from such plan.

     When the Fund declares a dividend or distribution payable in cash, the non-participants will receive cash, and the Participants will receive Common Stock to be issued by the Fund or purchased in the open market. If the market value per share on the valuation date equals or exceeds the net asset value per share on that date, or if such open market purchases cause the price to increase to the net asset value, the Fund will issue new shares at the net asset value. If the net asset value exceeds the market price, the Plan Agent will, as agent for the Participants, buy Fund shares in the open market or in private transactions as soon as practicable after such date. If before the Plan Agent has completed the purchases the market price exceeds the net asset value, the Plan Agent may suspend purchasing in the market and the Fund will issue new shares at net asset value to fulfill the purchase requirements. The Fund has no current intention to register more shares in connection with the Reinvestment Plan; instead, the Fund will buy the shares in the open market.

     Participants also have the option, commencing on January 1 of each year, of making additional annual cash payments to the Reinvestment Plan in any amount of $1,000 or more up to $10,000. Larger amounts may be accepted with the prior approval of the Fund. The Plan Agent, American Stock Transfer & Trust Co., will typically use all funds received from Participants to purchase Fund shares in the open market, so long as Fund shares are trading at a discount. Any voluntary funds must be received no later than 10 days prior to such date and any prior deposit may be withdrawn if written request for withdrawal is received by the Fund no later than 10 days prior to such date.

     The Plan Agent will maintain all shareholder accounts in the Reinvestment Plan and furnish written confirmation of all transactions in an account. Shares in the Reinvestment Plan will be held in the name of the participant and each shareholder's proxy will include any Reinvestment Plan holdings.

     There is no charge to the participants for reinvesting dividends and distributions or for voluntary cash payments. There are no brokerage charges with respect to shares issued directly by the Fund for participants in the Reinvestment Plan. However, each participant pays a pro rata share of brokerage charges for shares purchased in the market.

     The Fund reserves the right to terminate the Reinvestment Plan. Further, the Reinvestment Plan may be amended by the Fund upon 30 days notice to participants. A participant may withdraw from the Reinvestment Plan upon written request to the Plan Agent, in which event, no further Fund share purchases will be made for such withdrawing participant and all shares and funds held for such participant will be forwarded to the participant or to their order upon their request. All communications regarding the Reinvestment Plan should be directed to the Plan Agent.



Item 6.  Selected Financial Data.

     The following selected financial data for the period from January 1, 1999, through December 31, 2002, is derived from the Fund's audited Financial
Statements  and  should  be  read  in  conjunction  with  the  Fund's  Financial
Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Item 7 of this Annual Report on Form 10-K. The selected financial data for the period ended December 31, 2003 is unaudited.


----------------------------------------------------------------------------------------------------------------------
                                               Selected Financial Data
----------------------------------------------------------------------------------------------------------------------
                                           2003            2002             2001            2000            1999
                                           ----            ----             ----            ----            ----
----------------------------------------------------------------------------------------------------------------------
Gross income (loss), including
realized gain (loss)                      11,779,953      (3,051,938)       2,676,702       9,750,577      12,768,575
----------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation
(depreciation) on investments             20,279,455      (8,205,633)       9,365,167     (1,507,015)       4,465,591
----------------------------------------------------------------------------------------------------------------------
Net income (loss)                         28,540,666     (12,773,524)       9,546,715       5,032,203      13,535,928
----------------------------------------------------------------------------------------------------------------------
Net income (loss) per share                     6.56           (2.93)            2.19            1.18            2.37
----------------------------------------------------------------------------------------------------------------------
Total assets                              96,201,752       50,495,721      77,016,668      64,077,600      46,725,122
----------------------------------------------------------------------------------------------------------------------
Net assets                                64,360,085       41,259,066      54,537,508      47,346,067      45,934,306
----------------------------------------------------------------------------------------------------------------------
Net assets per share                           14.79             9.48           12.50           10.86           11.09
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                               Selected Per Share Data
----------------------------------------------------------------------------------------------------------------------
                                           2003            2002             2001            2000            1999
                                           ----            ----             ----            ----            ----
----------------------------------------------------------------------------------------------------------------------
Investment income                               0.48             0.09            0.14            0.40            0.42
----------------------------------------------------------------------------------------------------------------------
Operation expenses                            (0.79)           (0.33)          (0.54)          (0.75)          (0.89)
----------------------------------------------------------------------------------------------------------------------
Interest expense                              (0.01)           (0.01)          (0.03)            0.00            0.00
----------------------------------------------------------------------------------------------------------------------
Net investment income (loss)                  (0.32)           (0.26)          (0.43)          (0.36)          (0.48)
----------------------------------------------------------------------------------------------------------------------
Tax return of capital                           0.00           (0.10)            0.00          (0.03)          (0.08)
----------------------------------------------------------------------------------------------------------------------
                                         Selected Per Share Data (Continued)
----------------------------------------------------------------------------------------------------------------------
                                           2003            2002             2001            2000            1999
                                           ----            ----             ----            ----            ----
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Distributions from net capital gains
                                              (1.25)             0.00          (0.54)          (1.47)          (2.11)
----------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on
investments                                     2.22           (0.79)            0.47            1.89            2.67
----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in
unrealized appreciation of
investments                                     4.66           (1.89)            2.14          (0.35)            1.08
----------------------------------------------------------------------------------------------------------------------
Increase (decrease) in net asset
value                                           5.31           (3.05)            1.64          (0.32)            1.08
----------------------------------------------------------------------------------------------------------------------
Capital stock transactions                      0.00           (0.01)            0.00            0.09            0.00
----------------------------------------------------------------------------------------------------------------------
Net Asset Value:
----------------------------------------------------------------------------------------------------------------------
Beginning of year                               9.48            12.50           10.86           11.09           10.01
----------------------------------------------------------------------------------------------------------------------
End of year                                    14.79             9.48           12.50           10.86           11.09
----------------------------------------------------------------------------------------------------------------------


Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

GENERAL

     The primary purpose of the Fund is to provide capital to emerging growth public companies whose ability to service the securities is sufficient to provide income to the Fund and whose growth potential is sufficient to provide opportunity for long-term capital appreciation.

SOURCES OF OPERATING INCOME

     The major source of operating income for the Fund is investment income, either in the form of interest on debentures, dividends on stock, or interest on securities held pending investment in portfolio companies. However, the Fund also generates income through capital gains. Further, the Fund in some cases receives due diligence, commitment, and closing fees, as well as other similar types of revenue. Director's compensation received by RENN Group (or its personnel) for services to a Portfolio Company on behalf of the Fund, is paid to the account of the Fund.

LIQUIDITY AND CAPITAL RESOURCES

     During the year ended December 31, 2003, the Fund invested $3,993,971 in ten (10) new portfolio investments and invested an additional $5,068,828 in follow-on investments to ten (10) portfolio companies. Distributions made to investors in 2003 amounted to $5,439,647 or $1.25 per share, which was long-term capital gain. During 2003, gains were realized from the sale of securities of Bentley Pharmaceuticals, Inc., Creative Host Services, Inc., Dwyer Group, Inc., Flamel Technologies, Inc., I-Flow Corp., INET Technologies, Inc., JAKKS Pacific,

Inc., and Poore Brothers, Inc., and from bankruptcy distributions from Packaging Research Corp., and Voice It Worldwide, Inc. offset by realized losses taken on investments in ActiveLink Communications, Inc., Airnet Systems, Inc., Canterbury Consulting Group, Inc., Daisytek Intl. Corp., Dexterity Surgical, Inc., and Nautilus Group, Inc. Net income for 2003 was $28,540,666 due to net unrealized appreciation on portfolio investments. The net cash used in operating activities was $26,028,373. The Fund issued no new shares for the dividend reinvestment plan, as dividend reinvestment shares were purchased in the open market. At December 31, 2003, the Fund had approximately $3.1 million in cash and cash equivalents net of all liabilities. RENN Group believes that current cash levels are sufficient to pay expenses as they come due and to make investments.

     The majority of the Fund's investments in Portfolio Companies are individually negotiated, non-registered for public trading, and are subject to legal and contractual investment restrictions. Accordingly, the Portfolio Investments are generally considered non-liquid. This lack of liquidity primarily affects the ability to make new investments and distributions to shareholders.

     From time to time, funds are deposited in margin accounts and invested in government securities. Government securities used as cash equivalents typically consist of U. S. Treasury securities or other U. S. Government and Agency obligations having slightly higher yields and maturity dates of three months or less. These investments qualify for investment as permitted in Section 55(a)(1) through (5) of the 1940 Act. These securities are generally valued at market price as market prices are generally available for these securities.

RESULTS OF OPERATIONS

2003 Compared to 2002
---------------------

     During the year ended December 31, 2003, the Fund made additional portfolio investments aggregating $9,062,799 compared to $6,851,707 in 2002. The Fund realized proceeds from the sale of investments in the amount of $17,794,507 compared to $4,911,282 in 2002. The Fund's realized net income of $28,540,666 is due to a combination of a net investment loss of ($1,419,813), net unrealized appreciation on investments of $20,279,455, and net realized gain on investments of $9,681,024.

     Interest income increased 134.10% for the year in comparison to 2002, primarily due to the payment in kind of interest, upon the reorganization of eOriginal, Inc., and interest accrued upon recalculation of fees. Dividend income increased 1,634.34% to $1,225,139 in 2003 from $70,640 in 2002 due primarily to dividends paid upon the reorganization of investments in eOriginal, Inc. and Integrated Security Systems, Inc. Commitment and other fee income increased to $221,645 in 2003 from $28,442 in 2002 primarily as a result of an increase in investment activities, and a refund of prior year fees.

     General and administrative expenses, including interest expense and legal fees, but excluding incentive and management fees, decreased 10.75% to $584,691 in 2003 from $655,119 in 2002. No incentive fee was incurred in 2002 compared to an incentive fee expense of $1,936,205 in 2003 because there were no net realized capital gains achieved on investments during 2002. Management fees increased to $997,846 in 2003 from $860,834 in 2002, an increase of 15.92% due to higher portfolio values during 2003. Net investment loss increased 24.73% to ($1,419,813) in 2003 up from ($1,138,298) in 2002 due primarily to the accrual of an incentive fee in 2003, combined with an increase in management fees, partially offset by the increase in interest and dividend income.

     Net income increased to $28,540,666 in 2003 from a net loss of ($12,773,524) in 2002.In 2003, the Fund had a net realized gain on investments of $9,681,024, compared to a net realized loss of ($3,429,593) in 2002. Likewise, the Fund experienced net unrealized appreciation on investments in the amount of $20,279,455 in 2003, compared to the net unrealized depreciation on investments in 2002 of ($8,205,633).

2002 Compared to 2001
---------------------

     During the year ended December 31, 2002, the Fund made additional portfolio investments aggregating $6,851,707 compared to $3,509,674 in 2001. The Fund realized proceeds from the sale of investments in the amount of $4,911,282 compared to $10,364,052 in 2001. The Fund's realized net loss of ($12,773,524) is due to a combination of a net investment loss of ($1,138,298), net unrealized depreciation on investments of ($8,205,633), and net realized loss on investments of ($3,429,593).

     Interest income decreased 34.14% for the year in comparison to 2001 primarily due to the conversion of debt positions into equity. In addition, reserves were taken on interest accruals for some of the Fund's investments. Dividend income decreased 63.86% from $195,453 in 2001 to $70,640 in 2002 due primarily to smaller custodial cash balances earning dividends and decreased dividends declared and paid by portfolio investments. Commitment and other fee income increased from $3,100 in 2001 to $28,442 in 2002 primarily as a result of increased loan closing fees.

     General and administrative expenses, including interest expense and legal fees, but excluding incentive and management fees, decreased 1.17% from $662,872 in 2001 to $655,119. No incentive fee was incurred in 2002 compared to an incentive fee expense of $919,429 in 2001 because there were no net realized capital gains achieved on investments during 2002. Management fees decreased from $912,544 in 2001 to $860,834 in 2002, a decrease of 5.67% due to lower portfolio values during 2002. Net investment loss decreased 39.24% to ($1,138,298) in 2002 down from ($1,873,288) in 2001 due primarily to the absence of an incentive fee in 2002, combined with the decrease in interest expense, legal fees, and management fees, partially offset by the increase in general and administrative expenses.

         Net income decreased from $9,546,715 in 2001 to a net loss of ($12,773,524) in 2002. In 2001, the Fund had realized gains of $2,054,836 compared to a net realized loss on investments of ($3,429,593) in 2002. Likewise, the Fund experienced net unrealized appreciation on investments in 2001 of $9,365,167 compared to the 2002 net unrealized depreciation on investments in the amount of ($8,205,633).


Item 7A.  Quantitative and Qualitative Disclosure About Market Risk

     The Fund is subject to financial market risks, including changes in market interest rates as well as changes in marketable equity security prices. The Fund does not use derivative financial instruments to mitigate any of these risks. The return on the Fund's investments is generally not affected by foreign currency fluctuations.

     A majority of the Fund's net assets consists of common stocks and warrants and options to purchase common stock in publicly traded companies. These investments are directly exposed to equity price risk, in that a percentage change in these equity prices would result in a similar percentage change in the fair value of these securities.

     A lesser percentage of the Fund's net assets consist of fixed rate convertible debentures and other debt instruments as well as convertible preferred securities. Since these instruments are generally priced at a fixed rate, changes in market interest rates do not directly impact interest income, although they could impact the Fund's yield on future investments in debt instruments. In addition, changes in market interest rates are not typically a significant factor in the Fund's determination of fair value of its debt instruments, as it is generally assumed they will be held to maturity, and their fair values are determined on the basis of the terms of the particular instrument and the financial condition of the issuer.

     A small percentage of the Fund's net assets consist of equity investments in private companies. The Fund would anticipate no impact on these investments from modest changes in public market equity prices. However, should significant changes in market prices occur, there could be a longer-term effect on valuations of private companies which could affect the carrying value and the amount and timing of proceeds realized on these investments.

Item 8.  Financial Statements and Supplementary Data.

     The financial statements filed as part of this report are listed in "Index to Financial Statements" on page F-1 hereof.

Item 9. Changes  in  and  Disagreements   with  Accountants  on  Accounting  and
        Financial Disclosure.

         None.

Item 9A.  Controls and Procedures.

     The Fund has in place systems relating to disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act). Our principal executive officer and principal financial officer evaluated the effectiveness of these disclosure controls and procedures as of the end of our fiscal year ended December 31, 2003 in connection with the preparation of this report. They concluded that the controls and procedures were effective and adequate at that time. There were no significant changes in the Fund's internal control over financial reporting during the fourth quarter of fiscal 2003 that have materially affected, or are reasonably likely to materially affect the Fund's control over financial reporting.

                                    Part III

Item 10.  Directors and Executive Officers of Registrant.

Directors

     Pursuant to the Fund's Articles of Incorporation and Bylaws, the Board of Directors consists of five directors and is divided into three classes. Each class serves for a three-year term. The term of office of the Class One director expires at the Annual Meeting to be held this year, the term of office of the Class Two directors expires at the Annual Meeting of shareholders to be held in 2005, and the term of office of the Class Three directors expires at the Annual Meeting of shareholders to be held in 2006.

     Because the Board of Directors is divided into classes, only those directors in a single class may be changed in any one year. Consequently, changing a majority of the Board of Directors would require two years (although under Texas law, procedures exist to remove directors, even if they are not then standing for reelection and, under Securities and Exchange Commission ("SEC") regulations, procedures exist for including appropriate shareholder proposals in the annual proxy statement). Having a classified Board of Directors, which may be regarded as an "anti-takeover" provision, may make it more difficult for shareholders of the Fund to change the majority of directors, thus having the effect of maintaining the continuity of management.

     Class One Director - Term Expires at 2004 Annual Meeting

     Peter Collins, age 58, has been a financial and management consultant to closely-held businesses for the past ten years in the USA, the UK, and Europe, in areas of finance, start-ups, joint ventures, and mergers and acquisitions. He has advised companies in every segment of industry (including manufacturing, distribution, service, agriculture, construction, and multimedia) and in all stages of development (from start-up to bankruptcy). Mr. Collins was educated in England, where he received a B.Sc. in Civil Engineering from Liverpool University and an M.Sc. in Business Administration from The City University, London. He has served as a Class One Director since 1994.

     Class Two Directors - Term Expires at 2005 Annual Meeting

     Edward O. Boshell, Jr., age 69, is the retired Chairman of the Board and CEO of Columbia General Corporation and is a private investor.

     Charles C. Pierce, Jr., age 69, is the retired Vice-Chairman of Dain Rauscher, Inc., and is a private investor.

     Class Three Directors - Term Expires at 2006 Annual Meeting
     -----------------------------------------------------------

     Russell Cleveland, age 65, is the President, Chief Executive Officer, and Director of the Fund since 1994. He is a Chartered Financial Analyst with more than 35 years experience as a specialist in investments in smaller capitalization companies. A graduate of the Wharton School of Business, Mr. Cleveland has served as President of the Dallas Association of Investment
Analysts. Mr. Cleveland is also the President, Chief Executive Officer, sole Director, and the majority shareholder of RENN Group, the investment adviser to the Fund. RENN Group is also the investment manager of Renaissance US Growth Investment Trust PLC ("RUSGIT") and the investment adviser to BFS US Special Opportunities Trust PLC ("BFS US"), investment trusts listed on the London Stock Exchange. Mr. Cleveland also serves on the Boards of Directors of RUSGIT, BFS US, Tutogen Medical, Inc., Cover-All Technologies, Inc., Integrated Security Systems, Inc., and Digital Recorders, Inc.

     Ernest C. Hill, age 64, has a broad background in convertible securities analysis with major NYSE brokerage firms and institutional investors. He specializes in computer-aided investment analysis and administrative procedures. Mr. Hill was awarded a Ford Fellowship to the Stanford School of Business, where he received an MBA, with honors, in Investment and Finance. Mr. Hill's prior experience included service as Assistant Professor of Finance, Southern Methodist University and Associate Director of the Southwestern Graduate School of Banking.

     The Board of Directors has determined that all of the Fund's directors, other than Russell Cleveland, the President and Chief Executive Officer of the Fund, are independent directors. Certain information concerning the Fund's directors is set forth below:


                                              Director's             Principal          Number of
                                                Term of            Occupation(s)      Portfolios in       Other
                            Position(s)        Office and             During            Fund Complex    Director-
      Name, Address*          Held             Length of              Past 5           Overseen by     ships Held by
         and Age            with Fund         Time Served              Years             Director        Director
-------------------------------------------------------------------------------------------------------------------------
                                              Class One Director
Peter Collins               Director          since 1994.  Term    Consultant               1             None
Age 58                                        expires 2004.

Edward O. Boshell, Jr.      Director          Class Two Director   Retired Chairman of      1             None
Age 69                                        since 1998.  Term    the Board and CEO of
                                              expires 2005.        Columbia General and
                                                                   private investor

                                              Director's             Principal          Number of
                                                Term of            Occupation(s)      Portfolios in       Other
                            Position(s)        Office and             During            Fund Complex    Director-
      Name, Address*          Held             Length of              Past 5           Overseen by     ships Held by
         and Age            with Fund         Time Served              Years             Director        Director
-------------------------------------------------------------------------------------------------------------------------
Charles C. Pierce, Jr.      Director          Class Two Director   Retired                  1             None
Age 69                                        since 2002.  Term    Vice-Chairman of
                                              expires 2005.        Dain Rauscher and
                                                                   private investor
                                              Class Three
Ernest C. Hill              Director          Director since       Consultant               1             None
Age 64                                        1994.  Term
                                              expires 2003.

Interested Director:
                                              Class Three
Russell Cleveland(1)        President,        Director since       President & Chief        3             RUSGIT, BFSUS, Tutogen
Age 64                      Chief             1994.  Term          Executive Officer of                   Medical, Inc.,
                            Executive         expires 2006         RENN Group                             Cover-All
                            Officer,                                                                      Technologies, Inc.,
                            and Director                                                                  Integrated Security
                                                                                                          Systems, Inc., and
                                                                                                          Digital Recorders,
                                                                                                          Inc.

------------------------

* The address of all such persons is c/o Renaissance Capital Group, Inc., 8080 North Central Expressway, Suite 210, LB-59, Dallas, Texas 75206.

(1) Mr. Cleveland is also President and CEO of RENN Capital Group, Inc. See "Information About the Fund's Officers and the Investment Advisor".

                                                                                      Aggregate Dollar Range
                                                  Dollar Range*                      of Equity Securities in
                Name of                          of Equity Securities                        Funds in
               Director                              in the Fund                          Fund Complex*
--------------------------------------------------------------------------------------------------------------------
Edward O. Boshell, Jr.                              over $100,000                         over $100,000

Charles C. Pierce, Jr.                            $10,001 to $50,000                    $10,001 to $50,000

Ernest C. Hill                                            $0                                    $0

Peter Collins                                     $10,001 to $50,000                    $10,001 to $50,000

Russell Cleveland                                   over $100,000                         over $100,000

------------------------
     *   As of June 15, 2004

Committees and Meetings

     The Board of Directors held twenty (20) meetings or executed consent actions in lieu of meetings during 2003, and each director attended or executed at least seventy-five per cent (75%) of these meetings and consent actions.

     The Audit Committee

     The Audit Committee consists of Ernest C. Hill, Chair, Peter Collins, Charles C. Pierce, Jr. and Edward O. Boshell, Jr., and held four (4) meetings in 2003. Edward O. Boshell, Jr. has been designated by the Board of Directors as the Audit Committee financial expert. The Audit Committee is comprised entirely of independent directors. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Appoint and approve the compensation of the Fund's independent auditors, including those to be retained for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Fund;

     o Review the scope of their audit services and the annual results of their audits;

     o Monitor the independence and performance of the Fund's independent auditors;

     o Oversee generally the accounting and financial reporting processes of the Fund and the audits of its financial statements, generally;

     o Review the reports and recommendations of the Fund's independent auditors;

     o Provide an avenue of communication among the independent auditors, management and the Board of Directors; and

     o Address any matters between the Fund and its independent auditors regarding financial reporting.

     The  Fund's  independent   auditors  must  report  directly  to  the  Audit
Committee.

     The Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee was created in January 2004 and is responsible for nominating individuals to serve as directors. The Nominating and Corporate Governance Committee is composed entirely of independent Fund directors. Its members are Charles C. Pierce, Jr., Chair, Edward O. Boshell, Jr., Ernest C. Hill and Peter Collins.

     The Committee considers and recommends nominees for election as directors of the Fund. Stockholders wishing to recommend qualified candidates for consideration by the Fund may do so by writing to the Secretary of the Fund at the address shown in the Notice providing the candidate's name, biographical data and qualifications. In its assessment of each potential candidate, the Committee reviews the nominee's judgment, experience, independence, financial literacy, knowledge of emerging growth companies, understanding of the Fund and its investment objectives and such other factors as the Committee may determine. The Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities. At the direction of the Board of Directors, the Committee also considers various corporate governance policies and procedures.

Officers

     Certain information regarding the officers of the Fund is set forth below.

     Russell Cleveland, age 65, has served as President, Chief Executive Officer, and a Class Three director of the Fund since 1994. He has also served as the President, Chief Executive Officer, sole Director, and the majority shareholder of RENN Group since 1994. He is also He is a Chartered Financial Analyst with more than 35 years experience as a specialist in investments for smaller capitalization companies. A graduate of the Wharton School of Business, Mr. Cleveland has served as President of the Dallas Association of Investment Analysts. Mr. Cleveland serves on the Boards of Directors of Renaissance US Growth Investment Trust PLC, BFS US Special Opportunities Trust PLC, CaminoSoft, Integrated Security Systems, Inc., Tutogen Medical, Inc., Digital Recorders, Inc., and Cover-All Technologies, Inc.

     Barbe Butschek, age 49, has served as Secretary and Treasurer of the Fund since 1994. She has also served as Senior Vice-President and Secretary and Treasurer of RENN Group since 1977.

     Robert C. Pearson, age 68, has served as Vice President of the Fund since April 1997. He joined RENN Group in April 1997 and is Senior Vice-President - Investments. Mr. Pearson brought more than thirty years of experience to RENN Group's corporate finance function. From May 1994 to May 1997, Mr. Pearson was an independent financial management consultant. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice-President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with more than $40 million in revenues. Prior to 1990, Mr. Pearson was responsible for all administrative activities for the Superconducting Super Collider Laboratory. In addition, from 1960 to 1985, Mr. Pearson served in a variety of positions at Texas Instruments in financial planning and analysis, holding such positions as Vice-President - Controller and Vice-President - Finance. Mr. Pearson holds a BS in Business from the University of Maryland and was a W.A. Paton Scholar with an MBA from the University of Michigan. He is a director of Digital Learning Management Corp., eOriginal, Inc., Poore Brothers, Inc., CaminoSoft Corp., Laserscope, Simtek Corporation, and Advanced Power Technologies, Inc.

     John A. Schmit, age 36, has served as Vice President of the Fund since July 2000. He joined RENN Group in 1997, and is Vice-President - Investments. From September 1992 to September 1994, he practiced law with the law firm of Gibson, Ochsner & Adkins, Amarillo, Texas. He holds a BBA in Finance from Texas Christian University, a JD from the University of Oklahoma College of Law and an LLM in International and Comparative Law from The Georgetown University Law Center. He is a director of Gasco Energy, Inc., CaminoSoft Corp. and Obsidian Enterprises, Inc.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Fund;s officers and directors and persons who own more than 10% of a registered class of the Fund's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file. The Fund believes that during the fiscal year ended December 31, 2002, all Section 16(a) filings relating to the Fund's Common Stock applicable to its officers, directors, and greater than 10% beneficial owners were timely filed.

Item 11.  Executive Compensation.

     Directors who are not employees of either the Fund or RENN Group receive a monthly fee of $1,500, plus $750 and out-of-pocket expenses for each quarterly valuation meeting attended. The Fund does not pay any fees to, or reimburse expenses of, its directors who are considered "interested persons" of the Fund. The aggregate compensation for the period from January 1 to December 31, 2003, that the Fund paid each director, and the aggregate compensation paid to each director for the most recently completed fiscal year by other funds to which RENN Group provided investment advisory services is set forth below:


                                                            Pension or          Estimated           Total 2003
                                       Aggregate            Retirement           Annual            Compensation
                                          2003               Benefits           Benefits            from Fund
        Name of Director              Compensation          Accrued as            upon               and Fund
                                       from Fund           Part of Fund        Retirement            Complex
                                                             Expenses
--------------------------------------------------------------------------------------------------------------------


Russell Cleveland (1)                     $     0               $0                 $0                  $8,993(2)

Peter Collins                             $21,000               $0                 $0                  $  21,000

Ernest C. Hill                            $21,000               $0                 $0                  $  21,000

Edward O. Boshell, Jr.                    $21,000               $0                 $0                  $  21,000

Charles C. Pierce, Jr.                    $17,250               $0                 $0                  $  17,250

------------------------

(1) Mr. Cleveland is President and Chief Executive Officer of RENN Group. See "Information about the Fund's Principal Officers and Investment Adviser - RENN Group."

(2)  Mr. Cleveland receives no compensation from the Fund.

     Officers of the Fund receive no compensation from the Fund. The Fund has never issued options or warrants to officers or directors of the Fund.

Item 12.  Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth certain information known to the Fund with respect to beneficial ownership of the Fund's Common Stock as of March 31, 2004
(i) for all persons who are beneficial owners of 5% or more of the outstanding shares of the Fund's Common Stock (ii) each director and nominee for director of the Fund, and (iii) all executive officers and directors of the Fund as a group:

                                            Number of Shares
                                            Beneficially Owned         Percent
Name of Beneficial Owner                  Directly or Indirectly       of Class
--------------------------------------------------------------------------------

Edward O. Boshell, Jr., Director                   29,896(1)           0.68%

Ernest C. Hill, Director                                0               0.0%

Peter Collins, Director                             2,480(2)           0.06%

Charles C. Pierce, Jr., Director                    2,026              0.05%

Russell Cleveland, President, Chief                                    6.21%
Executive Officer, and Director(3)                270,393(4)

All directors and officers of the                                      7.33%
Fund as a group (8 persons)                       318,797

------------------------

(1)  Shares owned indirectly through Columbia General Investments, L.P.
(2)  Includes 130 shares owned by Hilary Collins, Mr. Collins' spouse.
(3)  "Interested person," as defined by the 1940 Act.
(4) Consists of 23,845 shares owned by the Cleveland Family Limited Partnership and 246,548 shares owned by Renn Investment Limited Partnership.

Item 13.  Certain Relationships and Related Transactions.

     RENN Group provides investment advisory services to the Fund pursuant to the Advisory Agreement, as amended, between the Fund and RENN Group. The Advisory Agreement is reviewed and approved annually by the Fund's Board of Directors, including its independent directors. RENN Group is a registered investment adviser under the Advisers Act. Pursuant to the Advisory Agreement, RENN Group received a management fee equal to a quarterly rate of 0.4375% of the Fund's net assets, as determined at the end of such quarter with each such payment to be due on the last day of the calendar quarter. In addition, under the Advisory Agreement, RENN Group received an incentive fee in an amount equal to 20% of the Fund's realized capital gains in excess of realized capital losses of the Fund after allowance for any unrealized capital losses in excess of unrealized capital gains on the portfolio investments of the Fund. The incentive fee is calculated and paid on a quarterly basis. In 2003, the Fund incurred to RENN Group $997,846 as its management fee of which $866,106.32 was paid and $1,936,205 as its incentive fee of which $991,179.40 was paid. The Fund also received director's fees from portfolio companies with respect to Mr.

Cleveland's and Mr. Pearson's services as a director. Russell Cleveland and Barbe Butschek own 80% and 20%, respectively, of the Common Stock of RENN Group. The sole director of RENN Group is Russell Cleveland. The Board of Directors has determined that the Advisers Agreement be construed in compliance with applicable provisions of the Advisers Act and the 1940 Act.

     Pursuant to the Advisory Agreement, RENN Group serves as investment adviser to the Fund, subject to the supervision of the Fund's Board of Directors, including its independent directors. Services provided to the Fund include but are not necessarily limited to assisting the Fund in the determination of the net assets of the Fund and recommending the valuation of assets of the Fund to the Board of Directors. The valuation of assets is subject to the Board of Directors' determination and is used in the computation of the management fee and incentive fee paid to RENN Group. The valuations of portfolio securities are performed in accordance with valuation procedures and policies formulated by RENN Group and approved by the Board of Directors, including its independent directors. These valuation policies are described in detail in the Fund's public filings.

     RENN Group also serves as the Investment Adviser to BFSUS and the Investment Manager to RUSGIT, both of which are public companies registered in the United Kingdom and listed on the London Stock Exchange. In addition, RENN Group may advise other funds, from time to time, or provide investment advisory services, management consulting services and investment banking services to other funds that make investments in companies similar to those in which the Fund invests. Neither RENN Group, nor its affiliates are prohibited from engaging in activities outside the Fund's business. The determination regarding the existence of conflicts of interest between any such funds and the Fund, and the resolution of any such conflict, vests in the discretion of the Board of Directors, subject to the requirements of the 1940 Act.



Item 14.  Principal Accountant Fees and Services.

     The following table presents fees paid by the Fund for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2002 and 2003.

        Fee Category                                      Fiscal 2003 Fees           Fiscal 2002 Fees
        ------------                                      ----------------           ----------------
                                                                         (In thousands)
Audit Fee                                                      $67,000                          $81,706
Audit-Related Fees                                                   0                                0
Tax Fees                                                             0                                0
All Other Fees                                                  22,000                            4,500
                                                                ------                          -------

                                       44

Total Fees                                                     $89,000                          $86,206
                                                               =======                          =======

     Audit Fees were for professional services rendered for the audit of the Fund's financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

     No Audit-Related Fees or Tax Fees were paid by the Fund to Ernst & Young LLP for the fiscal years ended December 31, 2002 or 2003.

     All Other Fees were for services other than the services reported above. In fiscal 2002 and 2003, these services included accounting consultations relating to a proposed rights offering.

     The Audit Committee concluded that the provision of the non-audit services described above did not impair the independence of Ernst & Young LLP. The Audit Committee has adopted a pre-approval policy that provides for the prior consideration by the Audit Committee of any audit or non-audit services that may be provided by its independent auditor to the Fund.

Part IV

Item 15.  Exhibits, Financial Statement Schedules and Reports on Form 8-K.

DOCUMENTS FILED AS PART OF THIS FORM 10K

     Financial Statements:
     --------------------

     The financial statements filed as part of this report are listed in "Index to Financial Statements" on page F-1 hereof.

     Financial Schedules:
     -------------------
     There are no schedules presented since none are applicable.

REPORTS ON FORM 8K

     None.

EXHIBITS
--------


3.1               Restated Articles of Incorporation(1)

3.2               Bylaws(2)

10.1              Dividend Reinvestment Plan(3)

10.2              Amendment No. 1 to Dividend Reinvestment Plan(4)

10.3              Investment Advisory Agreement(5)

10.4              Amendment No. 1 to Investment Advisory Agreement(6)

10.5              Custodial Agreement with The Frost National Bank(7)

14                Code of Ethics(8)

(1) Incorporated by reference from Form N-2 as filed with the Securities and Exchange Commission February 25, 1994 (Registration No. 33-75758) and refilled herewith.

(2) Incorporated by reference from Form N-2 as filed with the Securities and Exchange Commission February 25, 1994 (Registration No. 33-75758) and refilled herewith.

(3) Incorporated by reference from Form N-2 as filed with the Securities and Exchange Commission February 25, 1994 (Registration No. 33-75758) and refilled herewith.

(4) Incorporated by reference from Form N-2 as filed with the Securities and Exchange Commission February 25, 1994 (Registration No. 33-75758) and refilled herewith.

(5) Incorporated by reference from Form N-2 as filed with the Securities and Exchange Commission February 25, 1994 (Registration No. 33-75758) and refilled herewith.

(6) Incorporated by reference from Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission.

(7) Incorporated by reference from Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission.

(8) Incorporated by reference from Form 10-Q for the quarter ended June 30, 2002 as filed with the Securities and Exchange Commission.

                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Statements of Assets and Liabilities
December 31, 2003 and 2002                                                   F-2

Schedules of Investments
December 31, 2003 and 2002                                      F-3 through F-14

Statements of Operations
Years ended December 31, 2003, 2002, and 2001                               F-15

Statements of Changes in Net Assets
Years ended December 31, 2003, 2002, and 2001                               F-16

Statements of Cash Flows
Years ended December 31, 2003, 2002, and 2001                  F-17 through F-18

Notes to Financial Statements                                  F-19 through F-27

                         Renaissance Capital Growth & Income Fund III, Inc.
                                Statements of Assets and Liabilities
                                     December 31, 2003 and 2002
                                             (Unaudited)
          Assets                                                 2003                      2002
Cash and cash equivalents                                     $35,255,687               $10,968,001
Investments at fair value, cost of $33,747,202 and
   $32,918,344 in 2003 and 2002, respectively (Note 5)         60,567,557                39,459,243
Accounts receivable-settlement                                      1,010                         0
Interest and dividend receivables, net of reserves                233,201                    28,409
Offering costs                                                     97,439                         0
Prepaid expenses                                                   46,858                    40,069
                                                              -----------               -----------
                                                              $96,201,752               $50,495,721
                                                              ===========               ===========

          Liabilities and Net Assets

Liabilities:
   Due to broker  (Note 3)                                     27,000,416                 9,001,163
   Accounts payable                                                57,273                    12,106
   Accounts payable - dividends                                 3,698,960                         0
   Accounts payable - affiliate (Note 4)                        1,085,018                   223,386
                                                              -----------               -----------
                                                               31,841,667                 9,236,655
Commitments and contingencies

Net assets:
Common stock, $1 par value; authorized 20,000,000 shares;
   4,561,618 issued; 4,351,718 shares outstanding at
   December 31, 2003, and at December 31, 2002                  4,561,618                 4,561,618
Additional paid-in-capital                                     34,105,947                35,642,954
Treasury stock at cost, 209,900 shares at
   December 31, 2003, and at December 31,
   2002                                                       ( 1,734,966)              ( 1,734,966)
Distributable earnings                                            607,131               ( 3,751,440)
                                                              -----------               -----------
Net unrealized appreciation of investments                     26,820,355                 6,540,900
         Net assets, equivalent to $14.79 and $9.48
            per share at December 31, 2003
            and 2002, respectively                             64,360,085                41,259,066
                                                              -----------               -----------
                                                              $96,201,752               $50,495,721
                                                              ===========               ===========

See accompanying notes.

                               Renaissance Capital Growth & Income Fund III, Inc.
                                            Schedules of Investments
                                           December 31, 2003 and 2002
                                                   (Unaudited)
                                                                         2003
                                         ----------------------------------------------------------------------
                                         Interest         Due                            Fair          % of Net
                                           Rate          Date            Cost           Value           Assets
Eligible Portfolio Investments -
  Convertible Debentures and
   Promissory Notes

Dexterity Surgical, Inc. -
 Convertible debenture (2)                  9.00        12/19/04       $1,316,282       $375,000          0.58

EDT Learning, Inc. -
 Convertible redeemable note (2)           12.00        03/29/12          500,000        500,000          0.78

Gasco Energy, Inc. -
  Convertible debenture (2)                 8.00        10/15/08          625,000      1,203,334          1.87

Integrated Security Systems, Inc. -
      Promissory notes (4)                  8.00        09/30/04          525,000        525,000          0.82
      Promissory notes (4)                  7.00        10/01/04          200,000        200,000          0.31

Simtek Corporation -
 Convertible debenture                      7.50        06/28/09        1,000,000      3,807,692          5.92
                                                                       ----------     ----------         -----

                                                                       $4,166,282     $6,611,026         10.27%
                                                                       ----------     ----------         -----

                                                      F-3

                               Renaissance Capital Growth & Income Fund III, Inc.
                                      Schedules of Investments (continued)
                                           December 31, 2003 and 2002
                                                   (Unaudited)
                                                                         2003
                                         ----------------------------------------------------------------------
                                         Interest         Due                            Fair          % of Net
                                           Rate          Date            Cost           Value           Assets
Other Portfolio Investments -
 Convertible Debentures and
   Promissory Notes

Interpool, Inc. -
 Convertible debenture (2)                  9.25        12/27/22          375,000        375,000          0.58
                                                                       ----------     ----------          ----

                                                                       $  375,000     $  375,000          0.58%
                                                                       ----------     ----------          ----

(1)  Valued at fair value as determined by the Investment Adviser (Note 6).
(2) Restricted securities - securities that are not fully registered and freely tradable.
(3)  Securities in a privately owned company.
(4) Securities that have no provision allowing conversion into a security for which there is a public market.
(5) Included Miscellaneous Securities, securities of privately owned companies, securities with no conversion feature, and securities for which there is no market.

               Renaissance Capital Growth & Income Fund III, Inc.
                      Schedules of Investments (continued)
                           December 31, 2003 and 2002
                                   (Unaudited)

                                                                    2003
                                             -----------------------------------------------------
                                                                          Fair            % of Net
                                               Shares       Cost         Value             Assets
Eligible Portfolio Investments -
 Common Stock, Preferred Stock,
  and Miscellaneous Securities

Bentley Pharmaceuticals, Inc. -
  Common stock                                  63,450    $   79,313   $  840,471            1.31

CaminoSoft Corp. -
  Common stock                               1,750,000     4,000,000      641,025            1.00
  Common stock (2)                           1,539,414     1,150,000      535,408            0.83
  Common stock (2)                             250,000       125,000       36,950            0.06

eOriginal, Inc. -
  Series A, preferred stock (3)                 10,680     4,692,207      770,383            1.20
  Series B, preferred stock (3)                 25,646       620,329    1,849,928            2.87
  Series C, preferred stock (3)                 28,929       699,734    2,085,893            3.24
  Series New C, preferred stock (3)             22,319       360,000      360,000            0.56

Fortune Natural Resources Corp. -
  Common stock                               1,262,394       500,500      137,475            0.21

Gasco Energy, Inc. -
  Common stock                                 250,000       250,000      316,800            0.49

Global Axcess, Inc. -
  Common stock (2)                           1,400,000       350,000      423,760            0.66

Integrated Security Systems, Inc. -
  Common stock (2)                          24,164,301     4,973,166    8,354,344           12.98
  Series D, preferred stock (2)                187,500       150,000       83,250            0.13


                         Renaissance Capital Growth & Income Fund III, Inc.
                                Schedules of Investments (continued)
                                     December 31, 2003 and 2002
                                            (Unaudited)
                                                                   2003
                                             -----------------------------------------------------
                                                                           Fair           % of Net
                                               Shares       Cost          Value            Assets
Eligible Portfolio Investments -
 Common Stock, Preferred Stock,
  and Miscellaneous Securities

Inyx, Inc. -
  Common stock (2)                             300,000  $   300,000   $   339,160            0.53

Laserscope -
  Common stock                               1,200,000    1,500,000    18,520,920           28.78

Poore Brothers, Inc. -
  Common stock (2)                           1,686,357    1,748,170     5,323,745            8.27

Simtek Corp. -
  Common stock                               1,000,000      195,000     1,188,000            1.85
  Common stock - pvt placement (2)             550,661      500,000       571,146            0.89

ThermoView Industries, Inc. -
  Common stock                                 234,951      563,060       146,539            0.23

Miscellaneous Securities                                        165       930,694            1.45
                                                        -----------   -----------           -----

                                                        $22,756,644   $43,455,891           67.52%
                                                        ===========   ===========           ======

(1)  Valued at fair value as determined by the Investment Adviser (Note 6).
(2) Restricted securities - securities that are not fully registered and freely tradable.
(3)  Securities in a privately owned company.
(4) Securities that have no provision allowing conversion into a security for which there is a public market.
(5) Included Miscellaneous Securities, securities of privately owned companies, securities with no conversion feature, and securities for which there is no market.

                         Renaissance Capital Growth & Income Fund III, Inc.
                                Schedules of Investments (continued)
                                     December 31, 2003 and 2002
                                            (Unaudited)
                                                                   2003
                                             -----------------------------------------------------
                                                                           Fair           % of Net
                                               Shares       Cost          Value            Assets
Other Portfolio Investments -
 Common Stock, Preferred Stock,
  and Miscellaneous Securities
AdStar, Inc. -
  Common stock (2)                             269,231     $350,000    $  456,154            0.71

Blue Rhino Corp. -
  Common stock                                  40,000      476,999       550,440            0.86

Capital Senior Living Corp -
  Common stock                                  57,100      146,335       332,391            0.52

CareerEngine Network, Inc. -
 Common stock (2)                              125,000      250,000        12,275            0.02

Dave & Busters, Inc. -
  Common stock                                 100,000      653,259     1,254,330            1.95

EDT Learning, Inc. -
  Common stock                                  48,266       27,033        43,005            0.07

Flamel Technologies, Inc. -
  Common stock                                  50,000      360,143     1,326,105            2.06

Franklin Covey -
  Common stock                                 207,876      293,251       576,232            0.90

Gasco Energy, Inc. -
  Common stock                                 750,000      639,105       950,400            1.48

I-Flow Corporation -
  Common stock                                  50,000      117,043       689,040            1.07

Inet Technologies, Inc. -
  Common stock                                  46,600      237,275       553,608            0.86

Medical Action Industries, Inc. -
  Common stock                                  25,000      292,329       463,073            0.72

                         Renaissance Capital Growth & Income Fund III, Inc.
                                Schedules of Investments (continued)
                                     December 31, 2003 and 2002
                                            (Unaudited)
                                                                   2003
                                             ------------------------------------------------------
                                                                           Fair           % of Net
                                              Shares         Cost         Value            Assets
Other Portfolio Investments -
 Common Stock, Preferred Stock,
  and Miscellaneous Securities

Precis, Inc. -
  Common stock                                 200,700  $ 1,372,417     $ 770,929            1.20

Stonepath Group, Inc. -
  Common stock                                 281,240      448,500       640,383            1.00

US Home Systems, Inc. -
  Common stock                                 110,000      535,587     1,208,790            1.88

Vaso Active Pharmaceuticals, Inc. -
  Common stock                                  50,000      250,000       298,485            0.46

Miscellaneous Securities                                          0             0            0.00
                                                        -----------   -----------           ------

                                                        $ 6,449,276   $10,125,640           15.73%
                                                        -----------   -----------           ------

                                                        $33,747,202   $60,567,557           94.11%
                                                        ===========   ===========           =====

Allocation of Investments -
  Restricted Shares, Unrestricted Shares,
  and Other Securities

Restricted Securities  (2)                              $12,712,618   $18,589,526           28.88%
Unrestricted Securities                                 $13,937,149   $35,256,133           54.78%
Other Securities  (5)                                   $ 7,097,435   $ 6,721,898           10.44%

(1)  Valued at fair value as determined by the Investment Adviser (Note 6).
(2) Restricted securities - securities that are not fully registered and freely tradable.
(3)  Securities in a privately owned company.
(4) Securities that have no provision allowing conversion into a security for which there is a public market.
(5) Includes Miscellaneous Securities, securities of privately owned companies, securities with no conversion feature, and securities for which there is no market.

                                   Renaissance Capital Growth & Income Fund III, Inc.
                                                Schedules of Investments
                                               December 31, 2003 and 2002
                                                      (Unaudited)
                                                                            2002
                                         -----------------------------------------------------------------------------
                                         Interest              Due                            Fair            % of Net
                                           Rate               Date          Cost             Value             Assets
Eligible Portfolio Investments -
  Convertible Debentures and
   Promissory Notes

Active Link Communications, Inc. -
 Convertible bridge note (2)               12.00            09/30/03  $      41,480    $      41,789             0.10
 Convertible note (2)                       8.00            09/30/03        125,000          126,000             0.31
 Convertible note (2)                       8.00            09/30/03        250,000          252,000             0.61

Business Process Outsourcing -
 Convertible debenture (1)(3)              12.00            08/31/03         98,000          100,000             0.24

Dexterity Surgical, Inc. -
 Convertible debenture (2)                  9.00            12/19/04      1,316,282        1,066,282             2.58

EDT Learning, Inc. -
 Convertible redeemable note (2)           12.00            03/29/12        500,000          500,000             1.21

eOriginal, Inc. -
 Promissory note (3)                       12.00            12/31/02      1,139,683        1,139,683             2.76

Integrated Security Systems, Inc. -
 Promissory notes (4)                       8.00            09/05/03        325,000          325,000             0.79

Laserscope -
 Convertible debenture (2)                  8.00            02/11/07      1,500,000        5,026,000            12.18

Simtek Corporation -
 Convertible debenture (2)                  7.50            06/28/09      1,000,000        1,000,000             2.42
                                                                      -------------    -------------            ------

                                                                      $   6,295,445    $   9,576,754            23.21%
                                                                      -------------    -------------            ------

                                      F-9

                          Renaissance Capital Growth & Income Fund III, Inc.
                                 Schedules of Investments (continued)
                                      December 31, 2003 and 2002
                                             (Unaudited)
                                                               2002
                                  ------------------------------------------------------------------
                                  Interest        Due                          Fair         % of Net
                                    Rate         Date          Cost           Value          Assets
Other Portfolio Investments -
 Convertible Debentures and
   Promissory Notes

CareerEngine Network, Inc. -
 Convertible debenture (2)           12.00     03/31/10     $ 250,000       $ 250,000          0.61

Interpool, Inc. -
 Convertible debenture (2)            9.25     12/27/22       375,000         375,000          0.91
                                                            ---------       ---------          -----

                                                            $ 625,000       $ 625,000          1.51%
                                                            ---------       ---------          -----

(1)  Valued at fair value as determined by the Investment Adviser (Note 6).
(2) Restricted securities - securities that are not fully registered and freely tradable.
(3)  Securities in a privately owned company.
(4) Securities that have no provision allowing conversion into a security for which there is a public market.
(5) Included Miscellaneous Securities, securities of privately owned companies, securities with no conversion feature, and securities for which there is no market.

                         Renaissance Capital Growth & Income Fund III, Inc.
                                Schedules of Investments (continued)
                                     December 31, 2003 and 2002
                                            (Unaudited)
                                                                   2002
                                            ------------------------------------------------------
                                                                           Fair           % of Net
                                               Shares       Cost          Value            Assets
Eligible Portfolio Investments -
 Common Stock, Preferred Stock,
  and Miscellaneous Securities

Bentley Pharmaceuticals, Inc. -
  Common stock                                 400,000   $  500,000    $3,187,800            7.73

CaminoSoft Corp. -
  Common stock                               1,750,000    4,000,000     1,559,250            3.78
  Common stock (2)                             708,333      875,000       549,250            1.33

Dexterity Surgical, Inc. -
  Preferred stock - A (2)                          500      500,000             0            0.00
  Preferred stock - B (2)                          500      500,000             0            0.00
  Common stock (2)                             260,000      635,000             0            0.00

eOriginal, Inc. -
  Series A, preferred stock (1)                  6,000    1,500,000       794,000            1.92
  Series B-1, preferred stock (1)                1,785      392,700     1,426,215            3.46
  Series B-3, preferred stock (1)                  447      107,280        357,153           0.87
  Series C-1, preferred stock (1)                2,353    2,000,050      2,000,050           4.85

Fortune Natural Resources Corp. -
  Common stock                               1,262,394      500,500        81,235            0.20

Gasco Energy, Inc. -
  Common stock                                 250,000      250,000       112,150            0.27

Integrated Security Systems, Inc. -
  Common stock                                 393,259      215,899        93,438            0.23
  Common stock - PIK (2)                       104,787       28,319        23,640            0.06
  Series D, preferred stock (2)                187,500      150,000        54,000            0.13
  Series F, preferred stock (2)              2,714,945      542,989       612,492            1.48
  Series G, preferred stock (2)             18,334,755    3,666,951     4,086,321            9.90


                         Renaissance Capital Growth & Income Fund III, Inc.
                                Schedules of Investments (continued)
                                     December 31, 2003 and 2002
                                            (Unaudited)
                                                                   2002
                                            ------------------------------------------------------
                                                                           Fair           % of Net
                                               Shares        Cost         Value            Assets
Eligible Portfolio Investments -
 Common Stock, Preferred Stock,
  and Miscellaneous Securities

JAKKS Pacific, Inc. -
  Common stock                                  59,847    $ 357,088     $ 798,078            1.93

Poore Brothers, Inc. -
  Common stock (2)                           2,016,357    2,078,170     4,669,485           11.32

Simtek Corp. -
  Common stock (2)                           1,000,000      195,000       150,400            0.36

ThermoView Industries, Inc. -
  Common stock                                 134,951      497,832       120,241            0.29

Miscellaneous Securities                                      2,165       462,349            1.12
                                                        -----------   -----------           ------

                                                        $19,494,943   $21,137,547           51.23%
                                                        -----------   -----------           ------


(1)  Valued at fair value as determined by the Investment Adviser (Note 6).
(2) Restricted securities - securities that are not fully registered and freely tradable.
(3)  Securities in a privately owned company.
(4) Securities that have no provision allowing conversion into a security for which there is a public market.
(5) Included Miscellaneous Securities, securities of privately owned companies, securities with no conversion feature, and securities for which there is no market.

                         Renaissance Capital Growth & Income Fund III, Inc.
                                Schedules of Investments (continued)
                                     December 31, 2003 and 2002
                                            (Unaudited)
                                                                   2002
                                            ------------------------------------------------------
                                                                           Fair           % of Net
                                               Shares        Cost         Value            Assets
Other Portfolio Investments -
 Common Stock, Preferred Stock,
  and Miscellaneous Securities

AirNet Systems, Inc. -
  Common stock                                  75,000   $  318,750    $  296,860            0.72

Bentley Pharmaceuticals, Inc. -
  Common stock                                 259,979      535,168     2,071,902            5.02

Canterbury Consulting Group, Inc. -
  Common stock                                 200,000      193,473        51,480            0.12

Capital Senior Living Corp -
  Common stock                                  44,500      110,975       112,340            0.27

Creative Host Services, Inc. -
  Common stock                                   4,830        7,921         9,085            0.02

Daisytek International, Inc. -
  Common stock                                  49,600      507,639       389,395            0.94

Dave & Busters, Inc. -
  Common stock                                 100,000      653,259       856,350            2.08

Dwyer Group, Inc. -
  Common stock                                 675,000    1,966,632     2,559,397            6.20

EDT Learning, Inc. -
  Common stock                                  48,266       27,033        14,335            0.03

I-Flow Corporation -
  Common stock                                 100,000      254,038       154,440            0.37


                         Renaissance Capital Growth & Income Fund III, Inc.
                                Schedules of Investments (continued)
                                     December 31, 2003 and 2002
                                            (Unaudited)
                                                                   2002
                                            ------------------------------------------------------
                                                                           Fair           % of Net
                                              Shares         Cost         Value            Assets
Other Portfolio Investments -
 Common Stock, Preferred Stock,
  and Miscellaneous Securities

Inet Technologies, Inc. -
  Common stock                                  75,000    $ 367,434     $ 452,925            1.10

Precis, Inc. -
  Common stock                                 100,700    1,025,047       550,305            1.33

US Home Systems, Inc. -
  Common stock                                 110,000      535,587       601,128            1.46

Miscellaneous Securities                                          0             0            0.00
                                                        -----------   -----------           -----

                                                        $ 6,502,956   $ 8,119,942           19.68%
                                                        -----------   -----------           -----

                                                        $32,918,344   $39,459,243           95.64%
                                                        ===========   ===========           =====

Allocation of Investments -
  Restricted Shares, Unrestricted Shares,
  and Other Securities

Restricted Securities (2)                               $15,097,941   $19,191,669          46.52%
Unrestricted Securities                                 $12,255,525   $13,663,124          33.12%
Other Securities (5)                                    $ 5,564,878   $ 6,604,450          16.01%

(1)  Valued at fair value as determined by the Investment Adviser (Note 6).
(2) Restricted securities - securities that are not fully registered and freely tradable.
(3)  Securities in a privately owned company.
(4) Securities that have no provision allowing conversion into a security for which there is a public market.
(5) Includes Miscellaneous Securities, securities of privately owned companies, securities with no conversion feature, and securities for which there is no market.

                   Renaissance Capital Growth & Income Fund III, Inc.
                                Statements of Operations
                     Years ended December 31, 2003, 2002, and 2001
                                      (Unaudited)
                                                  2003           2002           2001
Income:
   Interest                                  $   652,145   $    278,573    $   423,002
   Dividends                                   1,225,139         70,640        195,453
   Commitment and other fees                     221,645         28,442          3,100
                                             -----------   ------------    -----------
                                               2,098,929        377,655        621,555
                                             -----------   ------------    -----------

Expenses (Note 4):
   General and administrative                    338,419        484,121        411,348
   Incentive fee                               1,936,205              -        919,429
   Interest expense                               64,852         61,071        123,199
   Legal expense                                 181,420        109,927        128,323
   Management fees                               997,846        860,834        912,544
                                             -----------   ------------    -----------
                                               3,518,742      1,515,953      2,494,843
                                             -----------   ------------    -----------

         Net investment loss                 ( 1,419,813)  (  1,138,298)   ( 1,873,288)
                                             -----------   ------------    -----------

Realized and unrealized gain (loss) on
   investments:
   Net change in unrealized appreciation
      (depreciation) on investments           20,279,455   (  8,205,633)     9,365,167
   Net realized gain (loss) on investments     9,681,024   (  3,429,593)     2,054,836

         Net gain (loss) on investments       29,960,479   ( 11,635,226)    11,420,003
                                             -----------   ------------    -----------

         Net income (loss)                   $28,540,666   ($12,773,524)   $ 9,546,715
                                             ===========   ============    ===========

Net income (loss) per share (Note 2(e))      $      6.56   ($      2.93)   $      2.19
                                             ===========   ============    ===========

See accompanying notes

                          Renaissance Capital Growth & Income Fund III, Inc.
                                 Statements of Changes in Net Assets
                            Years ended December 31, 2003, 2002, and 2001
                                             (Unaudited)
                                                             2003            2002             2001
From operations:
   Net investment loss                                  $( 1,419,813)   $( 1,138,298)   $( 1,873,288)
   Net realized gain (loss) on investments                 9,681,024     ( 3,429,593)      2,054,836
   Increase (decrease) in unrealized appreciation
     on investments                                       20,279,455     ( 8,205,633)      9,365,167
                                                        ------------    ------------    ------------
         Net increase (decrease) in net assets
         resulting from operations                        28,540,666     (12,773,524)      9,546,715
                                                        ------------    ------------    ------------

From distributions to stockholders:
   Common dividends from net investment income                     -               -               -
   Common dividends from realized gains                  ( 5,439,647)              -     ( 2,355,274)
                                                        ------------    ------------    ------------
   Tax return of capital                                           -     (   435,172)              -
                                                        ------------    ------------    ------------
         Net decrease in net assets resulting from
            distributions                                ( 5,439,647)    (   435,172)    ( 2,355,274)
                                                        ------------    ------------    ------------

From capital transactions:
   Shares issued                                                   -               -               -
   Purchase of treasury stock                                      -     (    69,746)              -
                                                        ------------    ------------    ------------
      Net increase (decrease) in net assets resulting
         from capital transactions                                 -     (    69,746)              -
                                                        ------------    ------------    ------------

         Total increase (decrease) in net assets          23,101,019     (13,278,442)      7,191,441

Net assets:
   Beginning of year                                      41,259,066      54,537,508      47,346,067
                                                        ------------    ------------    ------------
   End of year                                          $ 64,360,085    $ 41,259,066    $ 54,537,508
                                                        ============    ============    ============

See accompanying notes

                          Renaissance Capital Growth & Income Fund III, Inc.
                                       Statements of Cash Flows
                            Years ended December 31, 2003, 2002, and 2001
                                             (Unaudited)
                                                              2003            2002            2001
Cash flows from operating activities:
   Net income (loss)                                    $ 28,540,666    ($12,773,524)   $  9,546,715
   Adjustments to reconcile net income (loss) to
      net cash provided by (used in) operating
      activities:
         Net change in unrealized (appreciation)
            depreciation on investments                  (20,279,455)      8,205,633     ( 9,365,167)
         Net realized gain (loss) on investments          (9,681,024)      3,429,593     ( 2,054,836)
         (Increase) decrease in interest and
             dividend receivables                        (   204,792)         61,177         349,571
         (Increase) decrease in other receivable         (     1,010)              0               0
         (Increase) decrease in other assets             (   104,228)   (     26,206)         25,949
         Increase (decrease) in accounts payable              45,166    (      1,366)    (       610)
         Increase (decrease) in accounts payable -
            affiliate                                        861,632    (     45,156)         33,115
         Increase (decrease) in due to broker             17,999,253    ( 13,195,983)      5,715,122
         Purchase of investments                         ( 9,062,799)   (  6,851,707)    ( 3,509,674)
         Proceeds from sale of investments                17,794,507       4,911,282      10,364,052
         Repayment of debentures                             120,457         633,250         170,423
                                                        ------------    ------------    ------------

            Net cash provided by (used in) operating
                 activities                               26,028,373    ( 15,653,007)     11,274,660
                                                        ------------    ------------    ------------

Cash flows from financing activities:
   Net proceeds from issuance of shares                            -               -               -
   Purchase of treasury shares                                     -    (     69,746)              -
   Cash distributions                                    ( 1,740,687)   (    435,172)    ( 2,355,274)
                                                        ------------    ------------    ------------
         Net cash used in financing activities           ( 1,740,687)   (    504,918)    ( 2,355,274)
                                                        ------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents      24,287,686    ( 16,157,925)      8,919,386
Cash and cash equivalents at beginning of the year        10,968,001      27,125,926      18,206,540
                                                        ------------    ------------    ------------
Cash and cash equivalents at end of the year            $ 35,255,687    $ 10,968,001    $ 27,125,926
                                                        ============    ============    ============

Cash paid during the year for interest                  $     64,852    $     61,071    $    123,199
Cash paid during the year for income/excise taxes       $      2,019    $      1,671    $     23,068


               Renaissance Capital Growth & Income Fund III, Inc.
                      Statements of Cash Flows (continued)
                  Years ended December 31, 2003, 2002 and 2001
                                   (Unaudited)

Noncash investing and financing activities:

     During 2003,  the Fund  received  common stock in settlement of amounts due
          from  interest   totaling   $201,602  and  from   dividends   totaling
          $1,189,963.

     During 2002, the Fund received common stock in settlement of amounts due from interest totaling $18,148 and from dividends totaling $6,805.

     During 2001, the Fund received common stock in settlement of amounts due from dividends totaling $3,366.





See accompanying notes.

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
                          Notes to Financial Statements
                          December 2003, 2002 and 2001
                                   (Unaudited)

(1)  Organization and Business Purpose

     Renaissance Capital Growth & Income Fund III, Inc. (the Fund), a Texas corporation, was formed on January 20, 1994. The Fund seeks to achieve current income and capital appreciation potential by investing primarily in unregistered equity investments and convertible issues of small and medium size companies which are in need of capital and which RENN Capital Group, Inc. (Investment Adviser) believes offers the opportunity for growth. The Fund is a non-diversified closed-end fund and has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (1940 Act).

(2)  Summary of Significant Accounting Policies

     (a)  Valuation of Investments

          Portfolio investments are stated at quoted market or fair value as determined by the Investment Adviser (Note 6). The securities held by the Fund are primarily unregistered and their value does not necessarily represent the amounts that may be realized from their immediate sale or disposition.

     (b)  Other

          The Fund follows industry practice and records security transactions on the trade date. Dividend income is recorded on the record date. Interest income is recorded as earned on the accrual basis.

     (c)  Cash and Cash Equivalents

          The Fund considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     (d)  Federal Income Taxes

          The Fund has elected the special income tax treatment available to "regulated investment companies" ("RIC") under Subchapter M of the Internal Revenue Code (IRC) in order to be relieved of federal income tax on that part of its net investment income and realized capital gains that it pays out to its shareholders. The Fund's policy is to comply with the requirements of the IRC that are applicable to regulated investment companies. Such requirements include, but are not limited to certain qualifying income tests, asset diversification tests and distribution of substantially all of the Fund's taxable investment income to its shareholders. It is the intent of management

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
                    Notes to Financial Statements (Continued)
                        December 31, 2003, 2002 and 2001
                                   (Unaudited)

          to comply with all IRC requirements as they pertain to a RIC and to distribute all of the Fund's taxable investment income and long-term capital gains within the defined period under the IRC to qualify as a RIC. Failure to qualify as a RIC would subject the Fund to federal income tax as if the Fund were an ordinary corporation, which could result in a substantial reduction in the Fund's net assets as well as the amount of income available for distribution to shareholders.

     (e)  Net income per share

          Net income per share is based on the weighted average number of shares outstanding of 4,351,718 during 2003, 4,359,748 during 2002, and 4,361,618 during 2001.

     (f)  Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions as to the valuation of investments that effect the amounts and disclosures in the financial statements. Actual results could differ from these estimates.

(3)  Due to Broker

     The Fund conducts business with one prime broker for its investment activities. The clearing and depository operations for the investment activities are performed pursuant to agreements with this prime broker. Due to broker represents a margin loan payable to the prime broker, which is secured by investments in securities maintained with the prime broker. Cash and cash equivalents related to the margin loan payable are held by the prime broker. The Fund is subject to credit risk to the extent the prime broker is unable to deliver cash balances or securities, or clear security transactions on the Fund's behalf. The Investment Adviser actively monitors the Fund's exposure to the broker and believes the likelihood of loss under those circumstances is remote.

(4)  Management and Incentive Fees and Reimbursement

         The Investment Adviser for the Fund is registered as an investment adviser under the Investment Advisers Act of 1940. Pursuant to an Advisory Agreement (the Agreement), the Investment Adviser performs certain services, including certain management, investment advisory and administrative services necessary for the operation of the Fund. In addition, under the Agreement, the Investment Adviser is reimbursed by the Fund for certain directly allocable administrative expenses. A summary of fees and reimbursements paid by the Fund under the Agreement, the prospectus and the original offering document are as follows:

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
                    Notes to Financial Statements (Continued)
                        December 31, 2003, 2002 and 2001
                                   (Unaudited)

          o The Investment Adviser receives a management fee equal to a quarterly rate of 0.4375% of the Fund's Net Assets, as determined at the end of such quarter with each such payment to be due as of the last day of the calendar quarter. The Fund incurred $997,846, $860,834, and $912,544 for 2003, 2002, and 2001, respectively, for such management fees. Amounts payable for such fees at December 31, 2003, 2002 were $284,881 and $191,651, respectively.

          o The Investment Adviser receives an incentive fee in an amount equal to 20% of the Fund's realized capital gains in excess of realized capital losses of the Fund after allowance for any unrealized capital losses in excess of unrealized capital gains on the portfolio investments of the Fund. The incentive fee is calculated, accrued, and paid on a quarterly basis. The Fund incurred $1,936,205, $0 and $919,429 during the years ended 2003, 2002, and 2001, respectively, for such incentive fees.

          o The Investment Adviser was reimbursed by the Fund for directly allocable administrative expenses paid by the Investment Adviser on behalf of the Fund. Such reimbursements were $125,400, $83,443, and $117,894, for 2003, 2002, and 2001, respectively, and are included in general and administrative expenses in the accompanying statements of operations.

(5)  Eligible Portfolio Companies and Investments

     (a)  Eligible Portfolio Companies.

          The Fund invests primarily in convertible securities and equity investments of companies that qualify as Eligible Portfolio Companies as defined in Section 2(a)(46) of the 1940 Act or in securities that otherwise qualify for investment as permitted in Section 55(a)(1) through (5). Under the provisions of the 1940 Act at least 70% of the Fund's assets, as defined under the 1940 Act, must be invested in Eligible Portfolio Companies. In the event the Fund has less than 70% of its assets invested in Eligible Portfolio Investments, then it will be prohibited from making non-eligible investments until such time as the percentage of eligible investments again exceeds the 70% threshold.

     (b)  Investments.

          Investments are carried in the statements of assets and liabilities as of December 31, 2003, and December 31, 2002, at fair value, as determined in good faith by the Investment Adviser, subject to the approval of the Fund's Board of Directors. The convertible debt securities held by the Fund generally have maturities between five and seven years and are convertible into the common stock of the issuer at a set conversion price at the discretion of the Fund. The common stock underlying these securities is generally unregistered and thinly to

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
                    Notes to Financial Statements (Continued)
                        December 31, 2003, 2002 and 2001
                                   (Unaudited)

          moderately traded but is not otherwise restricted. The Fund may register and sell such securities at any time with the Fund paying the costs of registration. Interest on the convertible securities is generally payable monthly. The convertible debt securities generally contain embedded call options giving the issuer the right to call the underlying issue. In these instances, the Fund has the right of redemption or conversion. The embedded call option will generally not vest until certain conditions are achieved by the issuer. Such conditions may require that minimum thresholds be met relating to underlying market prices, liquidity, and other factors.

(6)  Valuation of Investments

     On a quarterly basis, the Investment Adviser prepares a valuation of the assets of the Fund subject to the approval of the Fund's Board of Directors. The valuation principles are as follows:


     o Generally, the guiding principle for valuation is application of objective standards. The objective standards for determining market prices and applying valuation methodologies govern in all situations except where a debt issuer is in default.

     o Generally, the fair value of debt securities and preferred securities convertible into common stock is the sum of (a) the value of such securities without regard to the conversion feature, and (b) the value, if any, of the conversion feature. The fair value of debt securities without regard to conversion features is determined on the basis of the terms of the debt security, the interest yield, and the financial condition of the issuer. The fair value of preferred securities without regard to conversion features is determined on the basis of the terms of the preferred security, its dividend, and its liquidation and redemption rights and absent special circumstances will typically be equal to the lower of cost or 120% of the value of the underlying common stock. The fair value of the conversion features of a security, if any, are based on fair values of the derivative securities as of the relevant date less an allowance, as appropriate, for costs of registration, if any, and selling expenses.

     o Portfolio investments for which market quotations are readily available and which are freely transferable are valued as follows: (i) securities traded on a securities exchange or the Nasdaq or in the over-the-counter market are valued at the closing price on, or the last trading day prior to, the date of valuation, and (ii) securities traded in the over-the-counter market that do not have a closing price on, or the last trading day prior to, the date of valuation are valued at the average of the closing bid and ask price for the last trading day on, or prior to, the date of valuation. Securities for which

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
                    Notes to Financial Statements (Continued)
                        December 31, 2003, 2002 and 2001
                                   (Unaudited)


          market quotations are readily available but are restricted from free trading in the public securities markets (such as Rule 144 stock) are valued by discounting the value for the last trading day on, or prior to, the date of valuation to reflect the liquidity caused by such restriction, but taking into consideration the existence, or lack thereof, of any contractual right to have the securities registered and freed from such trading restrictions.

     o Because there is no independent and objective pricing authority (i.e. a public market) for investments in privately held entities, the latest sale of equity securities by the entity governs the value of the enterprise. This valuation method causes the Fund's initial investment in the private entity to be valued at cost. Thereafter, new issuances of equity or equity-linked securities by a Portfolio Company will be used to determine enterprise value as they will provide the most objective and independent basis for determining the worth of the issuer.

          Therecan be no assurance that stated market rates for private equity valuations will stay constant, or that future equity raises will value the Portfolio Company at levels equal to or greater than the prior equity financing for the issuer. As a result, the Fund's valuation of a privately held Portfolio Company may be subject to downward adjustment that would directly impact the Fund's net asset value and which could result in a substantial reduction in the fund's net assets.

     o Where a Portfolio Company is in default on a debt instrument held by the Fund, and no market exists for that instrument, the fair value for the investment is determined on the basis of appraisal procedures established in good faith by the Investment Adviser. This type of fair value determination is based upon numerous factors such as the Portfolio Company's earnings and net worth, market prices for comparative investments (similar securities in the market place), the terms of the Fund's investment, and a detailed assessment of the Portfolio Company's future financial prospects. In the event of unsuccessful operations by a Portfolio Company, the appraisal may be based upon an estimated net realizable value when that investment is liquidated.

     As of December 31, 2003, and December 31, 2002, the net unrealized appreciation associated with investments held by the Fund was $26,820,355, and $6,540,900 respectively. For 2003, the Fund had gross unrealized gains of $37,430,589 and gross unrealized losses of ($10,610,234) for book and federal income tax purposes. For 2002, the Fund had gross unrealized gains of $13,970,011 and gross unrealized losses of ($7,429,111) for book and federal income tax purposes.

(7)  Restricted Securities

     As indicated on the schedule of investments as of December 31, 2003, and December 31, 2002, the Fund holds investments in shares of common stock, the sale of which is restricted. These securities have been valued by the Investment Adviser after considering certain pertinent factors relevant to the individual securities (Note 6).

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
                    Notes to Financial Statements (Continued)
                        December 31, 2003, 2002 and 2001
                                   (Unaudited)

(8)  Purchase of Additional Shares

     The Fund issued no shares in 2003 or 2002 under the dividend reinvestment plan.


(9)  Distributions to Shareholders

     The tax character of distributions paid by the Fund was as follows:

          2003 -- Capital gain                        $5,439,647

          2002 -- Tax return of capital               $  435,172

     There were no undistributed earnings on a federal tax basis at the end of both 2003 and 2002. The capital loss carryover of $3,429,593 which would expire in 2010, will be fully utilized in 2003. The tax cost of securities is identical to the book cost.

(10) Pending SEC Regulatory Issues


     The staff ("Staff") of the Securities and Exchange Commission ("SEC") orally informed the Fund's counsel of two significant potential regulatory issues in connection with the Staff's review of a registration statement for a proposed rights offering. According to the Fund, the issues are that:
     (1) the formula, which has been in the Investment Advisory Agreement since 1998, that is used to calculate the incentive fee payable by the Fund to the Investment Adviser is, in the Staff's view, inconsistent with the requirements of the Advisers Act; and (2) the current Investment Advisory Agreement, which has been in effect since 1998, may be invalid, because of
     (i) the inclusion of the incorrect formula for calculating the incentive fee and (ii) the failure to file a preliminary proxy statement with the SEC prior to sending to the Fund's shareholders a final proxy statement seeking shareholder approval for certain amendments to that Agreement. The Staff has advised the Fund that these issues may result in the Investment Advisory Agreement in effect since 1998 being deemed invalid.

     The Fund and the Investment Adviser, with the advice of counsel, disagree with the Staff on each of these issues. Nonetheless, the Fund and the Investment Adviser have taken and are taking steps to address the issues raised by the Staff. These include the payment to the Fund by the Investment Adviser of $254,244.37, in order to address the Staff's concern about the formula used to calculate the incentive fee (as well as the payment by the Investment Adviser to the Fund of an additional $52,479.19 to address certain other issues raised by the Staff). The total amount of $306,723.56 is reflected in the Statement of Operations in commitment and other fees income, as well as interest income. We believe, with the advice of counsel, that it is probable that the invalidation would not have a material effect on the financial condition or results of operation of the Fund, because even if the Investment Advisory Agreement is not valid, under state law and other legal principles the Investment Adviser would be entitled to reasonable compensation for the services it has performed for the Fund. The Fund's board of directors, which for this purpose is comprised solely of the independent directors, has determined that, under the circumstances, a reasonable level of compensation is the amount of compensation that was provided for in the Investment Advisory Agreement, less the reimbursement from the Investment Adviser of $254,244.37 to resolve the issue identified by the Staff concerning the appropriate formula for calculating the incentive fee.

     The Fund, with the advice of counsel, also disagrees with the Staff that the failure to file a preliminary proxy statement should result in the Investment Advisory Agreement being deemed to be invalid.

     The Fund has been advised by counsel as follows:


     1. While the Staff has not definitively advised the Fund as to whether the manner in which the Fund has recalculated the incentive fee is, in the Staff's view, consistent with the Advisers Act, the Fund believes that: (a) the recalculated amount, which the Investment Adviser has paid to the Fund, is consistent with the Advisers Act; and (b) in the event that the SEC or the Staff determine that the recalculated amount is not consistent with the Advisers Act and take action to require the Investment Adviser to make an additional payment to the Fund to resolve the incentive fee issue, the amount of that additional payment ought not to be material to the Fund

     2. The most likely legal actions the SEC could take that would affect the financial condition of the Fund are to seek an order: (a) requiring the Investment Adviser to pay to the Fund the difference between the amount of the incentive fee that actually was paid by the Fund and the maximum amount that the SEC believes should have been paid by the Fund under the Advisers Act, plus interest; and (b) seeking to invalidate the Investment Advisory Agreement and permitting the Investment Adviser to retain the lesser of the amount it actually received under the Investment Advisory Agreement and its actual expenses under the Investment Advisory Agreement; and

     3. For the reasons discussed above: (a) the Fund believes it is unlikely that a court would invalidate the Investment Advisory Agreement under the Advisers Act; and (b) in the event that a court did invalidate the Investment Advisory Agreement under the Advisers Act, the Fund believes that it is probable that the invalidation would not have a material effect on the financial condition or results of operation of the Fund, because the Fund's Board has agreed that the Investment Adviser nonetheless would be entitled to the amount provided for in the Investment Advisory Agreement, less the amount paid to the Fund by the Investment Adviser to resolve the incentive fee issue, as a fair settlement to resolve potential litigation between the Investment Adviser and the Fund seeking to determine the amount that would be owed to the Investment Adviser under State law and equitable principles.

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
                    Notes to Financial Statements (Continued)
                        December 31, 2003, 2002 and 2001
                                   (Unaudited)

The Fund has also been advised by counsel that, in the absence of definitive authority, there are no absolute assurances that can be given with respect to these issues.

(11) Financial Highlights

     Selected per share data and ratios for each share of common stock outstanding throughout the year ended December 31, 2003, and December 31, 2002 are as follows:

                                                               2003       2002
                                                             -------    -------

     Net asset value, beginning of year                      $ 9.48    $ 12.50

     Net investment loss                                       (.32)      (.26)
     Net realized and unrealized gain (loss) on investments    6.88      (2.66)
                                                              -----    -------
              Total return from investment operations          6.56      (2.92)

     Distributions:
     From net capital gains                                   (1.25)         0
     Tax return of capital                                        0       (.10)
                                                             ------    -------
     Net asset value, end of year                            $14.79    $  9.48
                                                             ======    =======
     Per share market value, end of year                     $13.39    $  7.86

     Portfolio turnover rate                                  18.67%     12.13%

     Annual return (a)                                        70.36%    (23.76%)

     Ratio to average net assets (b):
     Net investment loss                                      (2.76%)    (2.31%)
     Expenses, excluding incentive fees                        3.08%      3.07%
     Expenses, including incentive fees                        6.85%      3.07%

     (a) Annual return was calculated by comparing the common stock price on the first day of the year to the common stock price on the last day of the year.

     (b)  Average net assets have been computed based on quarterly valuations.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Date:
                        Renaissance Capital Growth & Income Fund III, Inc.
                                           (Registrant)

                        By: ____________________________________________
                            Russell Cleveland, Chairman and President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Fund in the capacities and on the date indicated Signatures.

Signature                     Capacity in Which Signed               Date
---------                     ------------------------               ----

____________________________
Russell Cleveland             Chairman, President and Director    ________, 2004


____________________________  Secretary and Treasurer             ________, 2004
Barbe Butschek


____________________________                                      ________, 2004
Ernest C. Hill                Director


____________________________                                      ________, 2004
Peter Collins                 Director


____________________________                                      ________, 2004
Edward O. Boshell, Jr.        Director



____________________________                                      ________, 2004
Charles C. Pierce, Jr.        Director

                                INDEX OF EXHIBITS

3.1      Restated Articles of Incorporation(1)

3.2      Bylaws(2)

10.1     Dividend Reinvestment Plan(3)

10.2     Amendment No. 1 to Dividend Reinvestment Plan(4)

10.3     Investment Advisory Agreement(5)

10.4     Amendment No. 1 to Investment Advisory Agreement(6)

10.5     Custodial Agreement with The Frost National Bank(7)

14       Code of Ethics(8)


----------------------------
(1) Incorporated by reference from Form N-2 as filed with the Securities and Exchange Commission February 25, 1994 (Registration No. 33-75758).

(2) Incorporated by reference from Form N-2 as filed with the Securities and Exchange Commission February 25, 1994 (Registration No. 33-75758).

(3) Incorporated by reference from Form N-2 as filed with the Securities and Exchange Commission February 25, 1994 (Registration No. 33-75758).

(4) Incorporated by reference from Form N-2 as filed with the Securities and Exchange Commission February 25, 1994 (Registration No. 33-75758).

(5) Incorporated by reference from Form N-2 as filed with the Securities and Exchange Commission February 25, 1994 (Registration No. 33-75758).

(6) Incorporated by reference from Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission.

(7) Incorporated by reference from Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission.

(8) Incorporated by reference from Form 10-Q for the quarter ended June 30, 2002 as filed with the Securities and Exchange Commission.